                                                         Exhibit 10.21
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                     THREE YEAR REVOLVING CREDIT AGREEMENT

                          DATED AS OF AUGUST 10, 2000

                                     AMONG

                            THE JOHN NUVEEN COMPANY,
                               NUVEEN INVESTMENTS

                             BANK OF AMERICA, N.A.,
                            AS ADMINISTRATIVE AGENT,
                    CITICORP USA, INC., AS SYNDICATION AGENT
                THE CHASE MANHATTAN BANK, AS DOCUMENTATION AGENT

                                      AND

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                            BANC OF AMERICA, L.L.C.,

                  AS SOLE LEAD ARRANGER AND SOLE BANK MANAGER

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                               TABLE OF CONTENTS

Section                                                                     Page
ARTICLE I
DEFINITIONS....................................................................1
        1.1   Certain Defined Terms............................................1
        1.2   Other Interpretive Provisions...................................16
        1.3   Accounting Principles...........................................17

ARTICLE II
THE CREDITS...................................................................17
        2.1  Amounts and Terms of Commitments.................................17
        2.2  Loan Accounts....................................................17
        2.3  Procedure for Borrowing..........................................17
        2.4  Conversion and Continuation Elections............................18
        2.5  Voluntary Termination or Reduction of Commitments;...............19
        2.6  Optional Prepayments.............................................22
        2.7  Repayment........................................................22
        2.8  Interest.........................................................22
        2.9  Fees.............................................................23
        2.10 Computation of Fees and Interest.................................24
        2.11 Payments by the Borrowers........................................24
        2.12 Payments by the Banks to the Agent...............................25
        2.13 Sharing of Payments, Etc. .......................................26

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY........................................26
        3.1  Taxes............................................................26
        3.2  Illegality.......................................................27
        3.3  Increased Costs and Reduction of Return..........................28
        3.4  Funding Losses...................................................29
        3.5  Inability to Determine Rates.....................................29
        3.6  Certificates of Banks............................................30
        3.7  Substitution of Banks............................................30
        3.8  Survival.........................................................30

ARTICLE IV
CONDITIONS PRECEDENT..........................................................30
        4.1  Conditions of Initial Loans......................................30
        4.2  Conditions to All Borrowings.....................................31

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
Section                                                                     Page
ARTICLE V
REPRESENTATIONS AND WARRANTIES................................................32
        5.1  Corporate Existence; Conduct of Business.........................32
        5.2  Authorization and Validity.......................................32
        5.3  Compliance with Laws and Contracts...............................33
        5.4  Governmental Consents............................................33
        5.5  Financial Statements.............................................33
        5.6  Material Adverse Change..........................................34
        5.7  Taxes............................................................34
        5.8  Litigation and Contingent Obligations............................34
        5.9  Subsidiaries.....................................................34
        5.10 ERISA............................................................34
        5.11 Defaults.........................................................35
        5.12 Federal Reserve Regulations......................................35
        5.13 Investment Company; Public Utility Holding Company...............35
        5.14 Certain Fees.....................................................35
        5.15 Ownership of Properties..........................................36
        5.16 Material Agreements..............................................36
        5.17 Insurance........................................................36
        5.18 Disclosure.......................................................36

ARTICLE VI
COVENANTS.....................................................................37
        6.1  Financial Reporting..............................................37
        6.2  Use of Proceeds..................................................38
        6.3  Notice of Default................................................39
        6.4  Conduct of Business..............................................39
        6.5  Taxes............................................................39
        6.6  Insurance........................................................39
        6.7  Compliance with Laws.............................................39
        6.8  Maintenance of Properties........................................39
        6.9  Inspection.......................................................40
        6.10 Ownership of Subsidiaries........................................40
        6.11 Indebtedness.....................................................40
        6.12 Merger...........................................................41
        6.13 Sale of Assets...................................................41
        6.14 Sale of Accounts.................................................41
        6.15 Investments and Purchases........................................41
        6.16 Contingent Obligations...........................................42
        6.17 Liens............................................................42

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
Section                                                                     Page
        6.18 Affiliates.......................................................43
        6.19 Change in Corporate Structure;  Fiscal Year......................43
        6.20 Inconsistent Agreements..........................................43
        6.21 Financial Covenants..............................................43
                6.21.1.   Minimum Net Worth ..................................43
                6.21.2.   Leverage Ratio......................................43
        6.22 Subsidiary Borrower Net Capital..................................43
        6.23 ERISA Compliance.................................................44

ARTICLE VII
DEFAULTS......................................................................44
        7.1 ..................................................................44
        7.2  Remedies.........................................................46
        7.3  Rights Not Exclusive.............................................46

ARTICLE VIII
GUARANTEE.....................................................................47
        8.1  Guarantee........................................................47
        8.2  Expenses.........................................................47
        8.3  Waivers..........................................................47
        8.4  No Impairment....................................................47
        8.5  Waiver of Resort.................................................48
        8.6  Reinstatement....................................................48
        8.7  Payment..........................................................48
        8.8  Subrogation, Waivers, etc. ......................................48
        8.9  Delay, etc. .....................................................49

ARTICLE IX
THE AGENT ....................................................................49
        9.1  Appointment and Authorization....................................49
        9.2  Delegation of Duties.............................................49
        9.3  Liability of Agent...............................................49
        9.4  Reliance by Agent................................................50
        9.5  Notice of Default................................................50
        9.6  Credit Decision..................................................50
        9.7  Indemnification..................................................51
        9.8  Agent in Individual Capacity.....................................51
        9.9  Successor Agent..................................................52
        9.10 Withholding Tax..................................................52

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
Section                                                                     Page
        9.11 Documentation Agent; Syndication Agent...........................54

ARTICLE X
MISCELLANEOUS.................................................................54
        10.1  Amendments and Waivers..........................................54
        10.2  Notices.........................................................55
        10.3  No Waiver; Cumulative Remedies..................................55
        10.4  Costs and Expenses..............................................56
        10.5  Indemnity.......................................................56
        10.6  Collateral......................................................57
        10.7  Payments Set Aside..............................................57
        10.8  Successors and Assigns..........................................57
        10.9  Assignments, Participations, etc. ..............................57
        10.10 Confidentiality.................................................59
        10.11 Set-off.........................................................59
        10.12 Automatic Debits of Fees........................................59
        10.13 Notification of Addresses, Lending Offices, Etc. ...............60
        10.14 Counterparts....................................................60
        10.15 Severability....................................................60
        10.16 No Third Parties Benefitted.....................................60
        10.17 Governing Law and Jurisdiction..................................60
        10.18 Waiver of Jury Trial............................................61
        10.19 Entire Agreement................................................61




SCHEDULES
Schedule 1.1   Pricing Grid
Schedule 2.1   Commitments
Schedule 5.9   Subsidiaries
Schedule 5.10  ERISA
Schedule 10.2  Lending Offices; Addresses for Notices
Schedule 10.6  Collateral



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EXHIBITS
Exhibit A   Form of Notice of Borrowing
Exhibit B   Form of Notice of Conversion/Continuation
Exhibit C   Form of Compliance Certificate
Exhibit D-1 Form of Legal Opinion of Borrowers' Outside Counsel
Exhibit D-2 Form of Legal Opinion of Borrowers' General Counsel
Exhibit E   Form of Assignment and Acceptance
Exhibit F   Form of Promissory Note
Exhibit G   Form of Accession Agreement

                     THREE YEAR REVOLVING CREDIT AGREEMENT

     This THREE YEAR REVOLVING CREDIT AGREEMENT is entered into as of August 10, 2000, among The John Nuveen Company, a Delaware corporation, Nuveen Investments, a Delaware corporation, the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), Citicorp USA, Inc., as syndication agent, The Chase Manhattan Bank, as documentation agent and Bank of America, N.A., as administrative agent for the Banks.

     WHEREAS, the Banks have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1 Certain Defined Terms. The following terms have the following meanings:

          "Accession Agreement" has the meaning specified in Section 2.5(b).

          "Advisers Act" means the Investment Advisers Act of 1940, as amended.

          "Affected Bank" has the meaning specified in Section 3.7.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agent" means Bank of America in its capacity as administrative agent for the Banks hereunder, and any successor agent arising under Section 9.9.

          "Agent-Related Persons" means Bank of America and any successor agent arising under Section 9.9, together with their respective Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents and attorneys-in- fact of such Persons and Affiliates.

          "Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Agent, or such other address as the Agent may from time to time specify.

          "Agreement" means this Credit Agreement.

          "Annual Operating Cash Flow" means, as at any fiscal quarter end, EBITDA for the four consecutive fiscal quarters then ended.

          "Applicable Facility Fee Rate" means the rate set forth on the Pricing Grid for the applicable Pricing Level.

          "Applicable Margin" means, with respect to Offshore Rate Loans and Federal Funds Rate Loans, the rate set forth opposite "Applicable Margin" on the Pricing Grid for the applicable Pricing Level.

          "Applicable Utilization Fee Rate" means the rate set forth on the Pricing Grid for the applicable Pricing Level.

          "Arranger" means Banc of America, L.L.C., a Delaware limited liability company.

          "Assignee" has the meaning specified in Section 10.9(a).

          "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all disbursements of internal counsel.

          "Bank" has the meaning specified in the introductory clause hereto.

          "Bank of America" means Bank of America, N.A., a national banking association.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. SECTION 101, et seq.).

          "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, as its "prime rate." (The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the "prime rate" announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

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
          "Borrower" means the Parent or the Subsidiary Borrower.

          "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to a Borrower on the same day by the Banks under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period.

          "Borrowing Date" means any date on which a Borrowing occurs under
     Section 2.3.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina and Chicago, Illinois are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "CFTC" means the Commodities Future Trading Commission and any successor entity.

          "Change of Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by Section 6.12, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Parent, or (b) The St. Paul Companies, Inc., or a successor acceptable to each of the Banks, shall cease to own beneficially and of record, free and clear of all Liens, other encumbrances, or voting agreements, restrictions or trusts of any kind at least 50.1% of the outstanding shares of capital stock of the Parent on a fully diluted basis and shares representing the right to elect a majority of the directors of the Parent, (c) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of the Parent on the first day of each such period or (ii) subsequently became directors of the Parent and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Parent, to constitute a majority of the board of directors of the Parent, or (d) the Parent shall cease to own, directly or indirectly, free and clear of all Liens or other encumbrances, at least 99% of the outstanding shares of capital stock of the Subsidiary Borrower on a fully diluted basis.

          "Closing Date" means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Banks (or, in the case of Section 4.1(e), waived by the Person entitled to receive such payment).


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

          "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

          "Commitment", as to each Bank, has the meaning specified in Section
     2.1.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

          "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Rate Hedging Obligations. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

          "Conversion/Continuation Date" means any date on which, under Section 2.4, a Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Distribution Receivables" means advanced sales commissions reflected on the consolidated balance sheet of the Parent and its Subsidiaries in accordance with GAAP representing fees, commissions or other amounts payable by registered investment companies sponsored or advised by the Subsidiary Borrower or any Affiliate thereof relating to the distribution of such investment companies' shares.

          "Dollars", "dollars" and "$" each mean lawful money of the United States.

          "EBITDA" means, for any applicable computation period, the Parent's and Subsidiaries' Net Income on a consolidated basis from continuing operations, plus (a) income and franchise taxes paid or accrued during such period, (b) interest expenses accrued during such period, and (c) amortization and depreciation and other non-cash charges deducted in determining Net Income for such period, all determined and computed in accordance with GAAP.

          "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (iii) a Person that is primarily engaged in the business of commercial banking and that is
     (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary; (iv) another Bank; (v) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; or
     (vi) other lenders or institutional investors consented to in writing in advance by Agent and the Parent.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

          "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".


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

          "Event of Default" means any of the events or circumstances specified in Section 7.1.

          "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Federal Funds Rate Loan" means a Loan that bears interest based on the Federal Funds Rate.

          "Fee Letter" has the meaning specified in Section 2.9(a).

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date hereof.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranteed Indebtedness" has the meaning specified in Section 8.1.

          "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

          "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all Rate Hedging Obligations; (h) all indebtedness referred to in clauses
     (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
     by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

          "Indemnified Party" has the meaning specified in Section 10.5.

          "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Interest Payment Date" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan or Federal Funds Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period.

          "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

     provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day, unless the result of such extension would be to carry such Interest Period into another


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
          calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for any Loan shall extend beyond the Revolving Termination Date.

          "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

          "Investment Company Act" means the Investment Company Act of 1940, as amended.

          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

          "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such other office or offices as such Bank may from time to time notify the Parent and the Agent.

          "Leverage Ratio" means, as determined as of the end of any fiscal quarter, the ratio of (a) Net Debt at such time to (b) Annual Operating Cash Flow.

          "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance or lien (statutory or other) in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

          "Loan" means an extension of credit by a Bank to a Borrower under
     Article II, and may be a Base Rate Loan, Federal Funds Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).

          "Loan Documents" means this Agreement, any Notes, the Fee Letter and all other documents delivered to the Agent or any Bank in connection herewith.

          "Majority Banks" means at any time Banks then holding in excess of 50% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having in excess of 50% of the Commitments.

          "Margin Stock" has the meaning assigned to that term under Regulation
     U.

          "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Parent or the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Parent to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Parent of any Loan Document.

          "Materially Associated Persons" any associated person of a broker, dealer, government securities broker, government securities dealer, municipal securities dealer, or derivatives dealer (other than a natural person) whose business activities are reasonably likely to have a material impact on the financial or operational condition of any such broker, dealer, government securities broker, government securities dealer, municipal securities dealer, or derivatives dealer, including on its net capital, its liquidity, or its ability to conduct or finance its operations.

          "MSRB" means the Municipal Securities Rulemaking Board or any successor entity.

          "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Parent or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

          "NASD" means the NASD Regulation, Inc.

          "Net Debt" means the aggregate outstanding principal balance of all Indebtedness of the Parent and its Subsidiaries on a consolidated basis required to be reflected on a balance sheet prepared in accordance with GAAP.

          "Net Income" means, for any computation period, with respect to the Parent on a consolidated basis with its Subsidiaries (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period as determined in accordance with GAAP.

          "Net Worth" means at any date the consolidated common stockholders equity of the Parent and its consolidated Subsidiaries and redeemable preferred stock of the Parent determined in accordance with GAAP.

          "Note" means a promissory note executed by a Borrower in favor of a Bank pursuant to Section 2.2(b), in substantially the form of Exhibit F.

          "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

          "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

          "Nuveen Advisory" means Nuveen Advisory Corp., a Delaware corporation.

          "Nuveen Asset Management" means Nuveen Asset Management Inc., a Delaware corporation.

          "Nuveen Institutional" means Nuveen Institutional Advisory Corp., a Delaware corporation.

          "NYSE" means the New York Stock Exchange, Inc.

          "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by either Borrower to any Bank, the Agent, or any Indemnified Party, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Offshore Rate" means for any Interest Period with respect to any Offshore Rate Loan, a rate per annum determined by Agent pursuant to the following formula:

           Offshore Rate =        Offshore Base Rate
                          -------------------------------------
                          1.00 - Eurodollar Re serve Percentage

               Where,

          "Offshore Base Rate" means, for such Interest Period:

               (a) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest

          Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

               (b) in the event the rate referenced in the preceding subsection
          (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

               (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in Dollars (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

          "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

          The determination of the Eurocurrency Reserve Percentage and the Offshore Base Rate by the Agent shall be conclusive in the absence of manifest error.

          The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

          "Other Credit Agreement" means the 364-day Revolving Credit Agreement dated the date hereof among the Borrower, Bank of America, as Administrative Agent, Citicorp USA, Inc., as Syndication Agent and The Chase Manhattan Bank, as Documentation Agent.

          "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Parent" means The John Nuveen Company, a Delaware company.

          "Participant" has the meaning specified in Section 10.9(d).

          "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

          "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, as to which the Parent or any member of the Controlled Group may have any liability.

          "Pricing Grid" means the Pricing Grid set forth on Schedule 1.1.

          "Pricing Level" means the Pricing Level on the Pricing Grid which is applicable from time to time in accordance with Section 2.8(c).

          "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

          "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

          "Purchase" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Parent or any of its Subsidiaries (a) acquires any ongoing business or all or substantially all of the assets of any Person or division or line of business thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

          "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

          "Regulation D" means Regulation D of the FRB as from time to time in effect and any successor thereto or other regulation or official interpretation of the FRB relating to reserve requirements applicable to depositary institutions.

          "Regulation T" means Regulation T of the FRB as from time to time in effect and shall include any successor or other regulation or official interpretation of the FRB relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

          "Regulation U" means Regulation U of the FRB from time to time in effect and any successor or other regulation or official interpretation of the FRB relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to such Person.

          "Regulation X" means Regulation X of the FRB as from time to time in effect and shall include any successor or other regulation or official interpretation of FRB relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

          "Replacement Bank" has the meaning specified in Section 3.7.

          Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer or the president of the Parent, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Parent, or any other officer having substantially the same authority and responsibility.

          "Revolving Termination Date" means the earlier to occur of:

               (a) August 8, 2003; and

               (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

          "Rittenhouse" means Rittenhouse Financial Services, Inc., a Delaware corporation.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "Seed Money" means Investments (i) constituting the initial investment in any registered investment company sponsored by the Subsidiary Borrower or any Affiliate thereof made by Nuveen Advisory, Nuveen Institutional or any Affiliate thereof pursuant to Section 14(a) (or any successor provision) of the Investment Company Act, without regard to any minimum investment requirements under said Section 14(a) or (ii) constituting a portfolio of securities maintained on the books of a Borrower or any Affiliate thereof and invested in accordance with a particular method or investment style in order to develop a performance record and to be subsequently offered to advisory clients as an investment option.

          "Short-term Indebtedness means Indebtedness with a term of no more than ten Business Days.

          "Single Employer Plan" means a Plan subject to Title IV of ERISA maintained by the Parent or any member of the Controlled Group for employees of the Parent or any member of the Controlled Group, other than a Multiemployer Plan.

          "SIPC" has the meaning specified in Section 7.1(j).

          "Subsidiary" of a Person means any corporation, limited liability company, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.

          "Subsidiary Borrower" means Nuveen Investments, a Delaware corporation.

          "Substantial Portion" means, with respect to the Property of the Parent and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of the Parent and its Subsidiaries, as would be shown in the consolidated financial statements of the Parent and its Subsidiaries as at the end of the quarter next preceding the date on which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or 20% of the Net Income of the Parent and its Subsidiaries for the 12-month period ending as of the end of the quarter next preceding the date of determination.

          "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or such Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

          "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Parent or any other member of the Controlled Group from such Plan during a plan year in which the Parent or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan or (e) any event or condition which might constitute grounds under
     Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

          "Type" has the meaning specified in the definition of "Loan."

          "UIT" means a unit investment trust consisting of a portfolio of municipal bonds or taxable securities.

          "Unfunded Liability" means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

          "United States" and "U.S." each means the United States of America.

          "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Parent, or by one or more of the other Wholly-Owned Subsidiaries, or both.

          1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

               (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced, delivered in connection with the Agreement.

                    (ii) The term "including" is not limiting and means
               "including without limitation."

                    (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

               (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.


               (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

               (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

               (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the work products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

          1.3 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

               (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Parent.

                                   ARTICLE II

                                  THE CREDITS

          2.1 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to each of the Borrowers from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount for both Borrowers not to exceed at any time outstanding the amount set forth on Schedule 2.1 (such amount as the same may be reduced or increased under Section 2.5 or as a result of one or more assignments under Section 10.9, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.1, prepay under
     Section 2.6 and reborrow under this Section 2.1.

          2.2 Loan Accounts. (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be presumptively correct absent manifest error of the amount of the Loans made by the Banks to each Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of such Borrower hereunder to pay any amount owing with respect to its Loans.

               (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the applicable Borrower with respect thereto. Each such Bank is irrevocably authorized by each Borrower to endorse its Note(s) and each Bank's record shall be presumptively correct absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of such Borrower hereunder or under any such Note to such Bank.

          2.3 Procedure for Borrowing. (a) Each Borrowing shall be made upon the irrevocable written notice of a Borrower delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 11:00 a.m. (Charlotte time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and
(ii) on the requested Borrowing Date, in the case of Base Rate Loans and Federal Funds Rate Loans, specifying:

                         (A) the applicable Borrower;

                         (B) the amount of the Borrowing, which shall be in an
                    aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;

                         (C) the requested Borrowing Date, which shall be a
                    Business Day;

                         (D) the Type of Loans comprising the Borrowing; and

                         (E) the duration of the Interest Period applicable to
                    such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

          (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

          (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the applicable Borrower at the Agent's Payment Office by 1:00 p.m. (Charlotte time) on the Borrowing Date requested by the applicable Borrower in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the applicable Borrower by the Agent by wire transfer in accordance with written instructions provided to the Agent by the applicable Borrower of like funds as received by the Agent.

          (d) After giving effect to any Borrowing, there may not be more than five different Interest Periods in effect.

          2.4 Conversion and Continuation Elections. (a) Each Borrower may, upon irrevocable written notice to the Agent in accordance with Section 2.4(b):

               (i) elect, as of any Business Day, in the case of Base Rate Loans or Federal Funds Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

     provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the applicable Borrower to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

               (b) The applicable Borrower shall deliver a Notice of Conversion/ Continuation to be received by the Agent not later than 11:00 a.m. (Charlotte time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans or Federal Funds Rate Loans, specifying:

                    (A) the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Loans to be converted or
               renewed;

                    (C) the Type of Loans resulting from the proposed conversion or continuation; and

                    (D) in the case of conversions into Offshore Rate Loans, the duration of the requested Interest Period.

               (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, a Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the applicable Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

               (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the applicable Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

               (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Borrowers may not elect to have Loans converted into or continued as an Offshore Rate Loan.

               (f) After giving effect to any conversion or continuation of Loans, there may not be more than five different Interest Periods in effect.

     2.5 Voluntary Termination or Reduction of Commitments; Increase of Commitments.

               (a) Any Borrower may, upon not less than three (3) Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

               (b) Increases in Commitments.

                    (i) If no Default or Event of Default has occurred and is
               continuing, any Borrower may, at any time prior to the Revolving Termination Date, request an increase in the aggregate Commitments, by giving written notice to the Agent and each Bank (each such notice an "Increase Request"). Concurrently with delivering an Increase Request, such Borrower may seek additional commitments from other financial institutions ("New Bank(s)"). An Increase Request may request an increase in the aggregate Commitments of at least $5,000,000 but not more than $50,000,000; provided, that in no event shall the aggregate Commitments of the Banks (including New Banks) hereunder exceed $200,000,000 at any time. Each Bank may, in its sole and absolute discretion, commit to increase its Commitment by all or a part of the increase requested in the Increase Request by delivering to such Borrower and the Agent a commitment valid for a period of 30 days ("Commitment Increase Notice") to such effect, which Commitment Increase Notice shall refer to this Section 2.5(b)(i) and which shall be given no later than 10 Business Days after the date of the Increase Request (the period between the date of the Increase Request and the 10 Business Day deadline for response being referred to as the "Consent Period"). The existing Commitment of any Bank shall not be increased in connection with an Increase Request if such Bank (x) by notice ("Decline Notice") declines to increase its Commitment during the Consent Period or (y) fails to respond to the Borrower and the Agent within the Consent Period (each such Bank giving a Decline Notice or failing to respond on or before the expiration of the Consent Period being called a "Declining Bank" and each other Bank being called an "Increasing Bank").

                    (ii) Upon expiry of the Consent Period (or sooner if all
               existing Banks and New Banks respond sooner), if the commitments of the Increasing Banks specified in their respective Commitment Increase Notices and the New Bank(s) in their commitment letters equal or exceed the Increase Request, the Agent shall allocate such commitments up to the amount specified in the Increase Request to the Increasing Banks and New Bank(s) based on the ratio of each Increasing Bank's commitment specified in its Commitment Increase Notice (or New Bank in its commitment letter) to the aggregate of all commitments of the Increasing Banks specified in the Commitment Increase Notices and New Bank(s) in their commitment letters.

                    (iii) Upon expiry of the Consent Period, if the commitments of the Increasing Banks specified in their respective Commitment Increase Notices and the New Bank(s) in their commitment letters are less than the Increase Request, the Borrowers may agree to accept such commitments from the Increasing Banks and New Bank(s). Upon expiry of the Consent Period (or sooner if all existing Banks and New Banks respond sooner), the Borrowers may add New Bank(s) with commitments up to the amount specified in their commitment letters; provided, that (A) no Default shall have occurred and be continuing, (B) the aggregate amount of Commitments plus increases in Increasing Bank existing Commitments and New Bank commitments does not exceed $200,000,000, (C) any such New Bank assumes all the rights and obligations of a "Bank" hereunder pursuant to accession documentation as the Agent shall specify and described below and
               (D) such New Bank is reasonably satisfactory to the Agent. If the Borrowers do accept such commitments, the Agent shall allocate such commitments to each of the Increasing Banks and New Bank(s) based on the ratio of its commitment specified in its Commitment Increase Notice or commitment letter to the aggregate of all commitments of the Increasing Banks and New Bank(s) specified in their Commitment Increase Notices and commitment letters.

                    (iv) Upon allocation of the increased commitments to the
               Increasing Banks and/or New Bank(s), the Borrowers shall deliver such documentation as the Agent may reasonably require to evidence the Borrowers' authority to incur the increased obligations hereunder, and if requested by the Increasing Banks and/or New Banks, replacement Notes to the Increasing Banks and/or new notes to the New Bank(s) reflecting the Commitment of each Increasing Bank and New Bank. Such new and replacement notes, if any, shall be deemed to constitute a "Note" or "Notes" hereunder for all purposes and such new and increased commitments shall constitute a "Commitment" or "Commitments" hereunder for all purposes. The Agent shall promptly provide each of the Banks a revised Schedule 1.1 reflecting the Commitments of the Banks.

                    (v) Any New Bank may become a "Bank" under this Agreement by executing and delivering to the Borrowers and the Agent an Accession Agreement (an "Accession Agreement") in substantially the form of Exhibit G hereto and such related documentation as shall be reasonably satisfactory in form and substance to the Agent, pursuant to which such New Bank shall assume the rights, privileges, duties and obligations of a "Bank" hereunder. Upon the effectiveness of any such Accession Agreement and related documentation, the New Bank shall become a "Bank" for all purposes of this Agreement having the Commitments specified in such

               Accession Agreement. The Agent shall promptly provide a copy of each Accession Agreement to each of the Banks.

                    (vi) Upon the effectiveness of any increase pursuant to this
               Section 2.5(b) of the aggregate Commitments and any resulting adjustment in a Pro Rata Share, the Banks and the New Banks will purchase from each other and sell to each other outstanding Loans sufficient to cause the outstanding Loans of each Bank and New Bank to equal its Pro Rata Share (as so adjusted) of the aggregate outstanding Loans. If any Bank shall suffer a loss or incur an expense as a result of the effectiveness of such purchase or sale being during an Interest Period, the applicable Borrower shall reimburse such Bank the amount of such loss or expense. Each such Bank shall furnish such Borrower with a certificate setting forth the basis for determining the amount to be paid to it hereunder.

          2.6 Optional Prepayments. Subject to Section 3.4, each Borrower may, at any time or from time to time, upon not less than one Business Day's irrevocable notice to the Agent, ratably prepay Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

          2.7 Repayment. Each Borrower shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of its Loans outstanding on such date.

          2.8 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate, the Federal Funds Rate or the Base Rate, as the case may be (and subject to each Borrower's right to convert to other Types of Loans under Section 2.4), plus, in the case of Offshore Rate Loans and Federal Funds Rate Loans, the Applicable Margin.

               (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

               (c) Any change in the Applicable Margin or Applicable Facility Fee Rate resulting from a change in the Pricing Level in accordance with the Pricing Grid shall be effective the tenth day after the earlier of (i) the delivery of the certificate required pursuant to
          Section 6.1(d) or (ii) the date by which the delivery of such certificate is required under Section 6.1(d), based on the Leverage Ratio of the Parent and its Subsidiaries on a consolidated basis as of the last day of the applicable fiscal quarter or fiscal year; it being understood that if the Parent fails to deliver the financial statements or certificate required by Section
          6.1 by the tenth day after the required delivery date for any fiscal quarter or fiscal year, commencing on such tenth day, until the date such financial statements or certificate are delivered, the Pricing Level in effect shall be in Pricing Level III. Notwithstanding the foregoing, the Pricing Level in effect on the Closing Date shall be Pricing Level I.

               (d) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the defaulting Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all its outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the rate of interest then in effect for such Loans; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

               (e) Anything herein to the contrary notwithstanding, the obligations of the Borrowers to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Borrowers shall pay such Bank interest at the highest rate permitted by applicable law.

          2.9 Fees. (a) Arrangement, Agency Fees. The Borrowers shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") among the Borrowers, the Arranger and Agent dated July 12, 2000.

               (b) Facility Fees. The Borrowers jointly and severally agree to pay to the Agent for the account of each Bank a facility fee on the average daily amount of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter for that quarter as calculated by the Agent, equal to the Applicable Facility Fee Rate per annum. Such facility fee shall accrue from the date hereof to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on September 30, 2000 through the Revolving Termination Date (or, if later, the date of repayment of all the Loans), with the final payment to be made on the Revolving Termination Date (or, if later, the date of repayment of all the Loans); provided that, in connection with any reduction or termination of Commitments under Section 2.5, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met. It is acknowledged and agreed that if the Loans and facility fees are not paid on the Revolving Termination Date, facility fees after the Revolving Termination Date shall accrue on the amount of outstanding Loans (as opposed to Commitments) and shall be paid concurrently with the repayment of the Loans.

               (c) Utilization Fees. The Borrowers jointly and severally agree to pay to the Agent for the account of each Bank a utilization fee on the average daily amount of such Bank's Loans, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter for that quarter as calculated by the Agent for each day on which the outstanding principal amount of the Loans plus the "Loans" under the Other Credit Agreement exceeds 50% of the then applicable Commitments plus the "Commitments" under the Other Credit Agreement, equal to the Applicable Utilization Fee Rate per annum. Such utilization fee shall accrue from the date hereof to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on September 30, 2000 through the Revolving Termination Date (or, if later, the date of repayment of all the Loans), with the final payment to be made on the Revolving Termination Date (or, if later, the date of repayment of all the Loans); provided that, in connection with any reduction or termination of Commitments under Section 2.5, the accrued utilization fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The utilization fees provided in this subsection shall accrue at all times after the above- mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

          2.10 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

               (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error. The Agent will, at the request of either Borrower or any Bank, deliver to such Borrower or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

          2.11 Payments by the Borrowers. (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 3:00 p.m. (Charlotte time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 3:00 p.m. (Charlotte time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

               (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

               (c) Unless the Agent receives notice from the applicable Borrower prior to the date on which any payment is due to the Banks that the applicable Borrower will not make such payment in full as and when required, the Agent may assume that the applicable Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the applicable Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

          2.12 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of a Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the applicable Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Agent, the applicable Borrower shall pay such amount to the Agent for the Agent's account within two Business Days, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

               (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

          2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to
     (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.11) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

          3.1 Taxes. (a) Any and all payments by the Borrowers to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

               (b) The Borrowers agree to indemnify and hold harmless the applicable Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that any claim under this Section 3.1 must be reasonable. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor, stating in reasonable detail the basis for its indemnification claim.

          (c) If a Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii) the applicable Borrower shall make such deductions and withholdings; and

               (iii) the applicable Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

          (d) Within 30 days after the date of any payment by a Borrower of Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Agent.

          (e) If a Borrower is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

     3.2 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by such Bank to the Borrowers through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until such Bank notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Borrowers shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If a Borrower is required to so prepay any Offshore Rate

     Loan, then concurrently with such prepayment, such Borrower may borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan or a Federal Funds Rate Loan.

          (c) If a Bank makes a determination under this Section 3.2, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such illegality, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

     3.3 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs; provided, however, the Borrowers shall not be required to pay any such expense if the applicable Bank shall not notify the Borrowers of such expense within 180 days of such Bank being aware of its incurrence.

          (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or
     (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment[s], loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrowers through the Agent, the Borrowers shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase; provided, however, the Borrowers shall not be required to pay any such expense if the applicable Bank shall not notify the Borrowers of such expense within 180 days of such Bank being aware of its incurrence.

          (c) If a Borrower is required to pay additional amounts to any Bank or the Agent pursuant to this Section 3.3, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrowers which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

     3.4 Funding Losses. Each Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

          (a) the failure of such Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of such Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the failure of such Borrower to make any prepayment in accordance with any notice delivered under Section 2.6;

          (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrowers to the Banks under this Section and under Section 3.3(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Base Rate used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     3.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to Section 2.8(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Borrowers and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, each Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If such Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Base Rate Loans.

     3.6 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Borrowers (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be presumptively correct and binding on the Borrowers in the absence of manifest error.

     3.7 Substitution of Banks. Upon the receipt by the Borrowers from any Bank (an "Affected Bank") of a claim for compensation under Section 3.1 or 3.3, or any determination of illegality under Section 3.2, the Borrowers may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Borrowers to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

     3.8 Survival. The agreements and obligations of the Borrowers in this
Article III shall survive the payment of all other Obligations.




                                   ARTICLE IV

                              CONDITIONS PRECEDENT


     4.1 Conditions of Initial Loans. The obligation of each Bank to make its initial Loan hereunder is subject to the condition that the Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

          (a) Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto;

          (b) Resolutions; Incumbency.

               (i) Copies of the resolutions of the board of directors of each Borrower authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Borrower; and

               (ii) A certificate of the Secretary or Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

          (c) Organization Documents; Good Standing. Each of the following documents:

               (i) the articles or certificate of incorporation and the bylaws of each Borrower as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Borrower as of the Closing Date; and

               (ii) a good standing certificate for such Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation;

          (d) Legal Opinions. An opinion of (i) Gardner, Carton & Douglas, counsel to the Borrowers and (ii) Alan G. Berkshire, general counsel of the Borrowers addressed to the Agent and the Banks, substantially in the forms of Exhibits D-1 and D-2.

          (e) Payment of Fees. Evidence of payment by the Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of Bank of America to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Bank of America's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrowers and Bank of America upon an invoice itemizing charges); including any such costs, fees and expenses arising under or referenced in Sections 2.9 and 10.4;

          (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

               (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

               (ii) no Default or Event of Default exists or would result from the initial Borrowing;

               (iii) there has occurred since December 31, 1999, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

               (iv) the Credit Agreement dated as of August 8, 1997 by and among the Parent, certain financial institutions, The First National Bank of Chicago, as Agent and Bank of America and The Chase Manhattan Bank, as Co-Agents has been paid in full and terminated; and

          (g) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

     4.2 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

          (a) Notice of Borrowing. The Agent shall have received a Notice of Borrowing;

          (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

          (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing.

Each Notice of Borrowing submitted by a Borrower hereunder shall constitute a representation and warranty by such Borrower hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in Section 4.2 are satisfied.



                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


     Each Borrower represents and warrants to the Agent and each Bank that:

     5.1 Corporate Existence; Conduct of Business. Such Borrower and its Subsidiaries (a) are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation,
(b) are duly qualified and in good standing as foreign corporations in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to be so qualified will not have a Material Adverse Effect, and (c) possess all licenses, registrations and authorizations from and with any Governmental Authority, self-regulatory organization or securities exchange necessary or material to the conduct of its business as presently conducted. The Subsidiary Borrower is (a) a broker- dealer duly registered under the Exchange Act, (b) a member in good standing of the NASD, (c) not in arrears in regard to any assessment of the SIPC, and (d) has received no notice from the SEC, MSRB, NASD or any other Governmental Authority, self-regulatory organization or securities exchange of any alleged rule violation or other circumstance which could reasonably be expected to have a Material Adverse Effect.

     5.2 Authorization and Validity. Such Borrower has all requisite power and authority (corporate and otherwise) to execute and deliver each of the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by such Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings and such Loan Documents constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' right generally or by general principles of equity limiting the availability of equitable remedies.

     5.3 Compliance with Laws and Contracts. Such Borrower and its Subsidiaries have complied in all material respects with all applicable laws, statutes, rules, regulations, orders and restrictions of any Governmental Authority, self-regulatory organization or securities exchange having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties (including, without limitation the Exchange Act, the Advisers Act, the Investment Company Act and the applicable rules and regulations of the SEC, NASD, NYSE, MSRB and CFTC), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by such Borrower of the Loan Documents, the application of the proceeds of its Loans, the consummation of any transaction contemplated by the Loan Documents, nor compliance with the provisions of the Loan Documents will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulations T, U and X), order, writ, judgment, injunction, decree or award binding on such Borrower or any Subsidiary thereof or such Borrower's or any such Subsidiary's charter, articles or certificate of incorporation or by-laws,
(b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which such Borrower or any such Subsidiary is a party or is subject, or by which it, or its property, is bound or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by Section 6.17) in, of or on the property of such Borrower or any such Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (c) require the consent or approval of any Person, except for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement that could not have a Material Adverse Effect.

     5.4 Governmental Consents. No order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any Governmental Authority, self-regulatory organization or securities exchange is necessary or required in connection with the execution, delivery, consummation performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, the application of the proceeds of the Loans, or the consummation of any other transaction contemplated by the Loan Documents. Neither such Borrower nor any Subsidiary thereof is in default under or in violation of any foreign, federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree or award binding upon or applicable to such Borrower or such Subsidiary, in each case the consequence of which default or violation could reasonably be expected to have a Material Adverse Effect.

     5.5 Financial Statements. The Parent has heretofore furnished to each of the Banks (a) the December 31, 1999 audited consolidated financial statements of the Parent and its Subsidiaries, (b) the March 31, 2000 unaudited consolidated financial statements of the Parent and its Subsidiaries, and (c) the December 31, 1999 audited financial statements for the Subsidiary Borrower (collectively, the "Financial Statements"). The Parent has also heretofore furnished to each of the Banks the December 31, 1999, March 31, 2000 and June 30, 2000 quarterly Financial and Operational Combined Uniform Single (FOCUS) Reports of the Subsidiary Borrower (the

"FOCUS Reports"). Each of the Financial Statements was prepared in accordance with GAAP and fairly presents the consolidated financial condition, results of operations, changes in stockholders' equity and cash flows of the Parent and its Subsidiaries (or of the applicable Subsidiary, as the case may be) at such dates and for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments). The FOCUS Reports are correct and complete in all material respects and conform in all material respects to Exchange Act requirements and applicable SEC rules and regulations.

     5.6 Material Adverse Change. No material adverse change in the business, Property, condition (financial or otherwise), performance, or results of operations of the Parent and its Subsidiaries taken as a whole has occurred since December 31, 1999.

     5.7 Taxes. The Parent and its Subsidiaries have filed or caused to be filed on a timely basis and in correct form all United States federal and applicable state tax returns and other material tax returns which are required to be filed and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by the Parent or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP. As of the date hereof, the United States income tax returns of the Parent on a consolidated basis have been audited by the Internal Revenue Service through its Fiscal Year ending December 31, 1995 and, to the Parent's knowledge, there are no pending audits or investigations regarding the Parent's or its Subsidiaries' federal, state or local tax returns which could reasonably be expected to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

     5.8 Litigation and Contingent Obligations. There is no litigation, arbitration, proceeding, inquiry or investigation by any Governmental Authority, self-regulatory organization or securities exchange pending or, to the knowledge of any of such Borrower's officers, threatened against or affecting such Borrower or any Subsidiary thereof or any of their respective Properties which could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans or the consummation of the transactions contemplated by this Agreement. Neither such Borrower nor any Subsidiary thereof has any material contingent obligations not provided for or disclosed in the Financial Statements.

     5.9 Subsidiaries. Schedule 5.9 hereto contains an accurate list of all of the Parent's existing Subsidiaries as of the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Parent or other Subsidiaries. Except as set forth on Schedule 5.9 and except for Seed Money, as of the date hereof, the Parent does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity partnership interest in, any Person other than such Subsidiaries.

     5.10 ERISA. Except as disclosed on Schedule 5.10, neither the Parent nor any other member of the Controlled Group maintains any Single Employer Plans, and no Single Employer

Plan has any Unfunded Liability. Neither the Parent nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations. Neither the Parent nor any member of the Controlled Group has, with respect to any Plan, failed to make any contribution or pay any amount required under Section 412 of the Code or
Section 302 of ERISA or the terms of such Plan which could reasonably be expected to be in excess of $5,000,000. There are no pending or, to the knowledge of the Parent, threatened claims, actions, investigations or lawsuits against any Plan, any fiduciary thereof, or the Parent or any member of the Controlled Group with respect to a Plan which could reasonably be expected to have a Material Adverse Effect. Neither the Parent nor any member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would subject such Person to any material liability. Within the last five years neither the Parent nor any member of the Controlled Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of the Controlled Group. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA.

     5.11 Defaults. No Event of Default or Default has occurred and is continuing.

     5.12 Federal Reserve Regulations. Neither such Borrower nor any Subsidiary thereof is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in any violation of, Regulation T, Regulation U or Regulation X. Neither the making of a Loan hereunder or the use of the proceeds thereof will violate or be inconsistent with the provisions of, Regulation T, Regulation U or Regulation X. Following the application of the proceeds of the Loans, less than 25% of the value (as determined by any reasonable method) of the assets of the Borrowers and their Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole have been, and will continue to be, represented Margin Stock.

     5.13 Investment Company; Public Utility Holding Company. Neither such Borrower nor any Subsidiary thereof is, or after giving effect to any Loan will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither such Borrower nor any Subsidiary thereof is subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

     5.14 Certain Fees. No broker's or finder's fee or commission was, is or will be payable by such Borrower or any Subsidiary thereof with respect to any of the transactions contemplated by this Agreement. Borrowers hereby jointly and severally agree to indemnify the Agent and the Banks against and agree that they will hold each of them harmless from any claim, demand or liability for any broker's finder's fees or commissions alleged to have been incurred by the Borrowers in connection with any of the transactions contemplated by this Agreement and any expenses (including, without limitation, attorneys' fees and time charges of attorneys for the Agent or any

Bank, which attorneys may be employees of the Agent or any Lender) arising in connection with any such claim, demand or liability. No other similar fee or commissions will be payable by such Borrower or any Subsidiary thereof for any other services rendered to such Borrower or such Subsidiary thereof ancillary to any of the transactions contemplated by this Agreement.

     5.15 Ownership of Properties. Such Borrower and its Subsidiaries have a subsisting leasehold interest in, or good and marketable title, free of all Liens, other than those permitted by Section 6.17, to all of the properties and assets reflected in the Financial Statements as being owned by it, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date thereof and such defects of title and Liens as could not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of such Borrower, there are no actual, threatened or alleged defaults with respect to any leases of real property under which such Borrower or any Subsidiary thereof is lessee or lessor which could reasonably be expected to have a Material Adverse Effect.

     5.16 Material Agreements. Neither such Borrower nor any Subsidiary thereof is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect or which restricts or imposes conditions upon the ability of any Subsidiary thereof to (a) pay dividends or make other distributions on its capital stock, (b) make loans or advances to such Borrower, (c) repay loans or advances from such Borrower, or (d) grant Liens to the Agent to secure the Obligations. Neither such Borrower nor any Subsidiary thereof is in default in the performance, observance or fulfilment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     5.17 Insurance. Such Borrower and its Subsidiaries maintain with financially sound and reputable insurance companies insurance on their Property in such amounts and covering such risk as is consistent with sound business practice.

     5.18 Disclosure. None of the (a) information, exhibits or reports furnished or to be furnished by such Borrower or any Subsidiary thereof to the Agent or to any Bank in connection with the negotiation of the Loan Documents, taken as a whole, or (b) representations or warranties of such Borrower or any Subsidiary thereof contained in this Agreement, the other Loan Documents or any other document, certificate or written statement furnished to the Agent or the Banks by or on behalf such Borrower or any Subsidiary thereof pursuant to this Agreement contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made. There is no fact known to such Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI


                                   COVENANTS



     During the term of this Agreement, unless the Majority Banks shall otherwise consent in writing:

     6.1 Financial Reporting. The Parent will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, consistently applied, and will furnish to the Agent, with sufficient copies for the Banks:

          (a) As soon as practicable and in any event within 90 days after the close of each of its fiscal years, an unqualified audit report certified by KPMG or other independent certified public accountants, acceptable to the Banks, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries and for the Subsidiary Borrower (other than consolidating financial statements), and to the extent available, for Nuveen Advisory, Nuveen Institutional, Nuveen Asset Management and Rittenhouse, including balance sheets as of the end of such period and related statements of income, and changes in stockholders' equity (to the extent available for entities other than the Parent) and cash flows (provided that so long as the common stock of the Parent is listed for trading on the NYSE, the foregoing requirement as to the Parent's consolidated financial statements may be satisfied by the delivery of the Parent's Annual Report to Stockholders and its Annual Report on Form 10-K filed with the SEC containing such information) and accompanied by (i) any management letter prepared by said accountants and (ii) a certificate of said accountants that, in the course of the examination necessary for their certification of the foregoing, they have obtained no knowledge of any Event of Default or Default, or if, in the opinion of such accountants, any Event of Default or Default shall exist, stating the nature and status thereof.

          (b) As soon as practicable and in any event within 45 days after the close of the first three fiscal quarters of each of its fiscal years, for itself and its Subsidiaries, and for each of the Subsidiary Borrower, Nuveen Advisory, Nuveen Institutional, Nuveen Asset Management and Rittenhouse consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income, changes in stockholders' equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer (provided that so long as the common stock of the Parent is listed for trading on the NYSE, the foregoing requirement as to the Parent's consolidated financial statements may be satisfied by the delivery of the Parent's Quarterly Report on Form 10-Q as filed with the SEC containing such information; and provided further, that the foregoing requirement as to the quarterly financial statements of the Subsidiary Borrower, Nuveen Advisory and Nuveen Institutional may be satisfied by the delivery of Form 17-H of the Subsidiary Borrower and its Materially Associated Persons for each fiscal quarter (including the fourth fiscal quarter) as filed with the SEC containing such information.)

          (c) As soon as practicable and in any event within 25 days after the close of each fiscal quarter of each of its fiscal years, the FOCUS report for such fiscal quarter filed by the Subsidiary Borrower with the SEC.

          (d) Together with the financial statements required by clauses (a) and
     (b) above and additionally for purposes of determining the Applicable Margin within 45 days after the close of the fourth fiscal quarter of each fiscal year (which preliminary determination shall be subject to adjustment upon receipt of audited annual financial statements (or Form 10-K) and shall not be deemed to constitute a misrepresentation or breach if prepared in good faith and the audited numbers differ from the unaudited fourth quarter results), a compliance certificate in substantially the form of Exhibit C hereto signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Event of Default or Default exists, or if any Event of Default or Default exists, the nature and thereof.

          (e) As soon as possible and in any event within 10 days after any officer of the Parent knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Parent, describing said Termination Event and the action which the Parent proposes to take with respect thereto.

          (f) As soon as possible and in any event within 10 days after any officer of the Parent learns thereof, notice of the assertion or commencement of any claim, action, litigation, suit or proceeding against or affecting the Parent or any Subsidiary, including any investigation or proceeding commenced by the SEC, NASD, MSRB, NYSE or any other Governmental Authority, self-regulatory organization or securities exchange, which could have a Material Adverse Effect.

          (g) Promptly upon the furnishing thereof to the shareholders of the Parent copies of all financial statements, reports and proxy statements so furnished.

          (h) Within 15 days after the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent or any of its Subsidiaries files with the Securities and Exchange Commission.

         (i) Such other information (including non-financial information) as the Agent or any Bank may from time to time reasonably request.

     6.2 Use of Proceeds. Each Borrower will use proceeds of its Loans to meet the general corporate needs, including Purchases, of such Borrower and its Subsidiaries. Neither Borrower will, nor will it permit any Subsidiary thereof to, use any of the proceeds of its Loans to purchase or carry any Margin Stock in violation of Regulation T, Regulation U or Regulation X, or to finance the

Purchase of any Person which has not been approved and recommended by the board of directors (or functional equivalent thereof) of such Person.

     6.3 Notice of Default. Within 5 days after any officer of either Borrower has knowledge thereof, such Borrower will give notice in writing to the Banks of the occurrence of (a) any Event of Default or Default and (b) any other event or development, financial or other, relating specifically to such Borrower or any of its Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect.

     6.4 Conduct of Business. Each Borrower will, and will cause each of its Subsidiaries to,(a) subject to Section 6.12(c), preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, (b) maintain all registrations, licenses, consents, approvals and authorizations from and with any Governmental Authority, self-regulatory organization or securities exchange necessary or material to the conduct of its business, and (c) qualify and remain qualified as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to qualify could not have a Material Adverse Effect. The Borrowers will not, and will not permit any of their Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by them on the date hereof (provided that further entry into the financial services business, as well as service businesses related thereto, will not be prohibited by this Section 6.4).

     6.5 Taxes. The Parent will, and will cause each Subsidiary to, timely file complete and correct in all material respects United States federal and applicable foreign, state and local tax returns required by applicable law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     6.6 Insurance. The Parent will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance in such amounts and covering such risks as is consistent with sound business practice, and the Parent will furnish to the Agent and any Bank upon request full information as to the insurance carried.

     6.7 Compliance with Laws; Material Contractual Obligations. The Parent will, and will cause each Subsidiary to, comply with all laws, statutes (including, without limitation, the Exchange Act, the Advisers Act and the Investment Company Act), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect and with all Contractual Obligations, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     6.8 Maintenance of Properties. The Parent will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep all material portions of its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9 Inspection. The Parent will, and will cause each Subsidiary to, permit the Agent and the Banks, upon at least two Business Days' notice (unless an Event of Default or Default has occurred and is continuing) and during normal business hours, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Parent and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Parent and each Subsidiary, and to discuss the affairs, finances and accounts of the Parent and each Subsidiary with, and to be advised as to the same by, their respective officers. The Parent will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with GAAP consistently applied.

     6.10 Ownership of Subsidiaries. The Parent will continue to own directly or indirectly, free and clear of all Liens and restrictions, 100% of the outstanding shares of capital stock of the Subsidiary Borrower, Nuveen Advisory, Nuveen Institutional, Nuveen Asset Management and, Rittenhouse other than in the case of any of the foregoing, shares owned by employees thereof through employee related compensation and stock option plans.

     6.11 Indebtedness. The Parent will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

          (a)  The Loans;

          (b) Short-term Indebtedness used to finance municipal, corporate and treasury bonds and UIT inventory positions;

          (c) Securities sold under agreements to repurchase (to the extent such obligations constitute Indebtedness) and Rate Hedging Obligations incurred in the ordinary course of business;

          (d) Contingent Obligations permitted by Section 6.16;

          (e) Contingent pay-out and similar obligations relating to prior acquisitions by the Parent and to acquisitions permitted hereunder;

          (f) Unsecured Indebtedness relating to the financing of Distribution Receivables in an aggregate principal amount not exceeding the amount of such Receivables; and

          (g) Other unsecured Indebtedness not otherwise permitted by this
     Section 6.11 in an aggregate principal amount for the Parent and all its Subsidiaries not exceeding $10,000,000.

     6.12 Merger. The Parent will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Wholly-Owned Subsidiary (other than the Subsidiary Borrower) may merge into the Parent or any Wholly-Owned Subsidiary of the Parent, (b) the Parent or any Subsidiary may merge or consolidate with any other Person so long as the Parent or such Subsidiary is the continuing or surviving corporation and, prior to and after giving effect to such merger or consolidation, no Event of Default or Default shall exist, and (c) any Subsidiary (other than the Subsidiary Borrower) may enter into a merger or consolidation as a means of effecting a disposition permitted by Section 6.13.

     6.13 Sale of Assets. The Parent will not, nor will it permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property, to any other Person except for (a) sales of municipal, corporate and treasury bonds and UIT inventories, and other marketable securities sold in the ordinary course of business, (b) Distribution Receivables sold to a third party without recourse to the Parent or any of its Subsidiaries in order to effect a securitization of such Receivables, (c) leases, sales, transfers or other dispositions of its Property that, together with all other Property of the Parent and its Subsidiaries previously leased, sold or disposed of (other than sales of municipal, corporate and treasury bonds and UIT inventories, and other marketable securities sold in the ordinary course of business) as permitted by this Section 6.13 since the date hereof, do not constitute a Substantial Portion of the Property of the Parent and its Subsidiaries, and (d) the sale, dividend or other transfer to the Parent by the Subsidiary Borrower of all or any part of the capital stock owned by Subsidiary Borrower in any of its Subsidiaries or Affiliates.

     6.14 Sale of Accounts. The Parent will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, other than in the ordinary course of business.

     6.15 Investments and Purchases. The Parent will not, nor will it permit an Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Purchases, except:

          (a) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described on Schedule 5.9 hereto;

          (b) Securities purchased under agreements to resell; municipal, corporate and treasury bonds and UIT inventories; and other marketable securities purchased in the ordinary course of business;

          (c) Obligations of, or fully guaranteed by, the United States of America; commercial paper and other notes and securities rated investment grade by a national securities rating agency; demand deposit accounts maintained in the ordinary course of business; and bankers acceptances and certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000;

          (d) Additional Purchases of or Investments in the stock of Subsidiaries or the capital stock, assets, obligations or other securities of or interest in other Persons provided that (i) each such Person shall be
     (x) incorporated, organized or otherwise formed under the laws of any state of the United States, or under the laws of Canada, any member country of the European Economic Union, Switzerland, Liechtenstein, Japan, Australia or New Zealand, and (y) engaged in a line of business not substantially different from those lines of business carried on by the Parent and its Subsidiaries on the date hereof (which for this purpose shall be deemed to include the financial services business as well as service businesses related thereto), (ii) the transaction shall have been approved and recommended by the board of directors (or functional equivalent thereof ) of such Person, and (iii) no Event of Default or Default shall have occurred and be continuing either immediately before or after giving effect to such transaction and No Material Adverse Effect would result therefrom;

          (e) Seed Money; and

          (f) the creation or acquisition of Subsidiaries that are registered investment advisors to mutual funds or other investment advisory clients.

     6.16 Contingent Obligations. The Parent will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (a) by endorsement of instruments for deposit or collection in the ordinary course of business; and (b) pursuant to contingent note purchase agreements in respect of loans to employees of Subsidiaries of the Parent in amounts not in excess of the lesser of (i) the sum of the unused Commitments and the unused "Commitments"under the Other Credit Agreement, or
(ii) $55,000,000, at any time outstanding.

     6.17 Liens. The Parent will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Parent or any of its Subsidiaries, except:

          (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure the payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

          (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Parent or the Subsidiaries; and

          (e) Liens relating to Indebtedness permitted by Sections 6.11(b) and 6.11(c).

     6.18 Affiliates. The Parent will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (a) in the ordinary course of business and pursuant to the reasonable requirements of the Parent's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent or such Subsidiary than the Parent or such Subsidiary would obtain in a comparable arms-length transaction and (b) transactions among the Parent and Wholly-Owned Subsidiaries of the Parent.

     6.19 Change in Corporate Structure; Fiscal Year. The Parent shall not, nor shall it permit any Subsidiary to, (a) permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Banks (provided that the Parent shall notify the Agent of any other amendment or modification thereto as soon as practicable thereafter) or (b) change its fiscal year to end on any date other than December 31 of each year.

     6.20 Inconsistent Agreements. The Parent shall not, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the granting of Liens to secure the Obligations, the amending of the Loan Documents or the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to the Parent, or (iii) repay loans or advances from the Parent or (b) contains any provision which would be violated or breached by the making of Loans or by the performance by the Parent or any Subsidiary of any of its obligations under any Loan Document.

     6.21 Financial Covenants. The Parent on a consolidated basis with its Subsidiaries shall:

          6.21.1. Minimum Net Worth. At all times after the date hereof maintain a minimum Net Worth of at least $360,000,000.

          6.21.2. Leverage Ratio. Maintain a Leverage Ratio of not more than
     2.75 to 1.

     6.22 Subsidiary Borrower Net Capital. The Parent shall cause the Subsidiary Borrower at all times after the date hereof to maintain a ratio of Net Capital to Aggregate Debit Items (as such terms are defined pursuant to SEC Rule 15c3-1 under the Exchange Act) of not less than 5.5%.

     6.23 ERISA Compliance. The Parent will (a) fulfill, and cause each member of the Controlled Group to fulfill, its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, except where the failure to do so would not result in any liabilities to members of the Controlled Group in excess of $5,000,000, (b) comply, and cause each member of the Controlled Group to comply, with all applicable provisions of ERISA and the Code respect to each Plan, except where such failure or noncompliance individually or in the aggregate would not have a Material Adverse Effect and
(c) not, and not permit any member of the Controlled Group to, (i) seek a waiver of the minimum funding standards under ERISA, (ii) terminate or withdraw from any Plan or (iii) take any other action with respect to any Plan which would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Plan, unless the actions or events described in foregoing clauses (i), (ii) or (iii) individually or in the aggregate would not have a Material Adverse Effect.


                                  ARTICLE VII

                                    DEFAULTS

     7.1 The occurrence of any one or more of the following events shall constitute an Event of Default:

          (a) Representation or Warranty. Any representation or warranty made or deemed made by or on behalf of either Borrower or any of its Subsidiaries to the Banks or the Agent under or in connection with this Agreement, any other Loan Document, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

          (b) Non-Payment. Nonpayment of (i) any principal of any Note when due, or (ii) any interest upon any Note or any facility fee or other fee or obligations under any of the Loan Documents within three (3) days after the same becomes due.

          (c) Specific Defaults. The breach by either Borrower of any of the terms or provisions of Section 6.2, Section 6.3(a), Section 6.4 or Sections
     6.10 through 6.17 or Sections 6.19 through 6.23.

          (d) Other Defaults. The breach by either Borrower (other than a breach which constitutes a Default under Section 7.1 (a), (b) or (c) of any of the terms or provisions of this Agreement which is not remedied within thirty
     (30) days after written notice from the Agent or any Bank.

          (e) Cross-Default. Failure of either Borrower or any of its Subsidiaries to pay any Indebtedness aggregating in excess of $10,000,000 for the Parent and all its Subsidiaries when due (other than contingent pay-out and similar obligations relating to prior acquisitions of the Parent and to acquisitions permitted hereunder as to which a good faith dispute exists and which are being appropriately contested); or the default by either Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any such Indebtedness was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of either Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

          (f) Insolvency; Voluntary Proceedings. The Parent or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors to fail or file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.1(f), (vi) fail to contest in good faith any appointment or proceeding described in Section 7.1(g) or
     (vii) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

          (g) Involuntary Proceedings. Without the application, approval or consent of the Parent or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Parent or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.1(f)(iv) shall be instituted against the Parent or any of Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty consecutive days.

          (h) Judgments. The Parent or any of its Subsidiaries shall fail within thirty days to pay, bond or otherwise discharge any judgment or order for the payment of money of $25,000,000 or more (or multiple judgments or orders for the payments of an aggregate amount of $25,000,000 or more), which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

          (i) Change in Control. Any Change in Control shall occur.

          (j) SIPC. The SEC or any self-regulatory organization has notified the SIPC pursuant to Section 5(a)(1) of the Securities Investor Protection Act of 1970 (the "SIPC Act") of facts which indicate that either Borrower is in or is approaching financial difficulty, or the SIPC shall file an application for a protective decree with respect to either Borrower under Section 5(a)(3) of the SIPC Act.

          (k) Subsidiary Borrower. The SEC or other Governmental Authority shall revoke or suspend the Subsidiary Borrower's license or authorization under federal or state law to conduct business as a securities broker-dealer (and such license or authorization shall not be reinstated within 5 days), or the Subsidiary Borrower shall be suspended or expelled from membership in the NASD or any other self-regulatory organization or securities exchange.

          (l) ERISA. With respect to any Plan, the Parent or any Subsidiary shall (a) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $10,000,000 whether or not waived, or permit any Unfunded Liability to exceed $10,000,000; or (b) permit the occurrence of any Termination Event which could result in a liability to the Parent or an other member of the Controlled Group in excess of $10,000,000.

     7.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

          (a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

          (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 7.1 (in the case of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

     7.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                  ARTICLE VIII


                                   GUARANTEE

     8.1 Guarantee. The Parent hereby absolutely, unconditionally and irrevocably (all of the following guaranteed and indemnified obligations being collectively called the "Guaranteed Indebtedness"):

          (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Subsidiary Borrower, now or hereafter existing whether for principal, interest, fees, expenses or otherwise, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (including in all cases all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C.
     Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)), and

          (b) indemnifies and holds harmless each Bank and the Agent for any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Bank in enforcing any rights under this Article VIII.

     8.2 Expenses. The Parent, irrevocably and unconditionally agrees to pay any and all expenses, including reasonable attorneys' fees and disbursements (including the allocated cost of internal counsel), incurred by any of the Banks or the Agent in enforcing its rights under or in connection with this Article VIII.

     8.3 Waivers. The Parent agrees that the Guaranteed Indebtedness may be extended or renewed, in whole or in part, without notice to or further assent from it and without impairing its obligations under this Article VIII. The Parent hereby waives (a) presentation to, demand of payment from, and protest and notice of protest concerning the Guaranteed Indebtedness, (b) protest for nonpayment of principal of or interest on the Guaranteed Indebtedness and (c) all other notices to which it might otherwise be entitled as guarantor of the Guaranteed Indebtedness.

     8.4 No Impairment. The obligations of the Parent under this Article VIII shall not be impaired by reason of any claim or waiver, release, surrender or compromise with respect to the Subsidiary Borrower, and shall not be subject to any defense or set-off by reason of the unenforceability, in whole or in part, of the Guaranteed Indebtedness or any provision of this Agreement with respect to the Subsidiary Borrower. The obligations of the Parent hereunder with respect to its guaranty of the obligations of the Subsidiary Borrower hereunder shall not be impaired by (a) any lack of validity or enforceability of this Agreement or any other Loan Document with respect to the Subsidiary Borrower, (b) the failure of any of the Banks or the Agent to assert any claim or demand or to enforce any right or remedy against the Subsidiary Borrower or any other Person hereunder or under the other Loan Documents or with respect to this Agreement or the other

Loan Documents, (c) any extension or renewal, in whole or in part, of this Agreement or any other Loan Documents, (d) any rescission, waiver, release, compromise, amendment or modification of, or any consent to departure from, any of the terms or provisions of this Agreement or the other Loan Documents or any agreement, (e) any failure by any Person in the performance of any obligation with respect to this Agreement or any other Loan Documents, (f) any act by the Agent or any Bank to obtain or retain a Lien upon or a security interest in any property to secure any Guaranteed Indebtedness, or to release any security for any of the Guaranteed Indebtedness, (g) any exchange, release or nonperfection of any Lien, (h) any bankruptcy of the Subsidiary Borrower or any other Person, or (i) any other act or omission which may or might in any manner vary the risk of the Subsidiary Borrower, or which would otherwise operate as a discharge of or other defense available to the Subsidiary Borrower, as a matter of law.

     8.5 Waiver of Resort. The Parent agrees that this Article VIII constitutes a guaranty of payment and not merely of collection and waives any right to require that any resort be had by the Agent or any of the Banks to any security held by it for the payment of the Guaranteed Indebtedness or to any balance or any deposit account or credit on the books of the Agent or any Bank in favor of the Subsidiary Borrower.

     8.6 Reinstatement. The Parent agrees that this Article VIII shall continue to be effective or be reinstated, as the case may be, if at any time any part of any payment of principal of, or interest on, the Guaranteed Indebtedness is stayed, rescinded or must otherwise be returned by any Bank or the Agent upon the bankruptcy or reorganization of the Subsidiary Borrower or any other Person.

     8.7 Payment. Upon the failure of the Subsidiary Borrower to pay any of the Guaranteed Indebtedness when and as the same shall become due, whether at maturity, by acceleration or otherwise, the Parent hereby promises to, and will, immediately on demand by any Bank or the Agent, pay or cause to be paid to the Banks or the Agent, as the case may be, an amount equal to the full amount of the Guaranteed Indebtedness then due. All such payments shall be in the currency in which the Guaranteed Indebtedness is denominated.

     8.8 Subrogation, Waivers, etc. The Parent hereby agrees that, until such time as all of the Guaranteed Obligations shall have been finally paid in full in cash and performed in full, all Commitments shall have terminated, and this guaranty shall have been discontinued, no payment made by or on account of the Subsidiary Borrower pursuant to this Article VIII shall entitle the Parent, by subrogation or otherwise, to any payment by the Subsidiary Borrower or from or out of any property of the Subsidiary Borrower, and the Parent shall not exercise any right or remedy against the Subsidiary Borrower or any property of the Subsidiary Borrower by reason of any performance by the Parent of its obligations under this Article VIII, including any claim or other rights which it may now or hereafter acquire against the Subsidiary Borrower that arise from the existence, payment, performance or enforcement of the guaranty under this
Article VIII, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Banks or the Agent, as the case may be, against the Subsidiary Borrower or any collateral now or hereafter pledged to the Banks, the Agent or any other Person acting on behalf of the Banks by the Subsidiary Borrower, whether or not such claim, remedy or right arises in equity, at law or under contract, directly or indirectly, is for cash or other property or arises by set-off or in any other manner (as payment or security on account of such claim or other rights). If any amount shall be paid to the Parent in violation of the preceding sentence and the Obligations shall not then have been paid in full, all Commitments shall not have terminated, such amount shall be deemed to have been paid to the Parent for the benefit of, and held in trust for the benefit of, the Banks or the Agent, as applicable, and shall forthwith be paid to the Banks or the Agent, as applicable. The Parent acknowledges that it has received and will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the forbearance set forth in this Section 8.8 is knowingly granted in contemplation of such benefits.

     8.9 Delay, etc. No delay on the part of any of the Banks or the Agent in exercising any rights under this Article VIII or failure to exercise the same shall operate as a waiver of such rights. No notice to or demand on the Parent shall be deemed to be a waiver of any obligation of the Subsidiary Borrower or the right of the Banks or the Agent to take further action without notice or demand as provided herein.



                                   ARTICLE IX


                                   THE AGENT


     9.1 Appointment and Authorization. Each Bank hereby irrevocably (subject to
Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by either Borrower or any Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of either Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

     9.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

     9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     9.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Parent and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parent and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

     9.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all liabilities indemnified by the Borrowers pursuant to Section 10.5; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such indemnified liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     9.8 Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent and its Subsidiaries and Affiliates as though Bank of America were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include Bank of America in its individual capacity.

     9.9 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Parent. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Parent, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

     9.10. Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

          (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed copies of IRS Form W-8 BEN on or before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

          (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement,

          (iii) if such Bank is a foreign partnership or other intermediary and its partners claim an exemption from, or a reduction of, withholding tax under a United States tax treaty or if its partners claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with the conduct with a United States trade or business, two properly completed and executed copies of IRS Form W-8MY on or before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement; and

               (iv) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form W-8BEN as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is a foreign partnership or other intermediary and its partners claim exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN or its partners claim exemption from United States withholding tax by filing IRS Form W-8ECI, and any of its partners sell, assign, grant a participation in, or otherwise transfer all or part of the Obligations of any Borrower to such Bank, such Bank agrees to notify the Agent of the percentage amount in which the partners is no longer the beneficial owner of Obligations of any Borrower to such Bank. To the extent of such percentage amount, the Agent will treat such partner's IRS Form W-8BEN or W-8ECI as no longer valid.

          (e) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     9.11 Documentation Agent; Syndication Agent. None of the Banks identified on the facing page or signature pages of this Agreement as a "documentation agent" or "syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "documentation agent" or "syndication agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by a Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Borrowers and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Borrowers and acknowledged by the Agent, do any of the following:

          (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 7.2) except as contemplated by
     Section 2.5(b);

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

          (e) release the Parent from its guaranty pursuant to Article VIII hereof; or

          (f) amend this Section or Section 2.13, or any provision herein providing for consent or other action by all Banks;


and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     10.2 Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to the Borrowers or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

          (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Borrower to give such notice and the Agent and the Banks shall not have any liability to the Borrowers or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.4 Costs and Expenses. The Borrowers shall jointly and severally:

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Agent) within five Business Days after demand for all costs and expenses incurred by Bank of America (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Bank of America (including in its capacity as Agent) with respect thereto; and

          (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     10.5 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall jointly and severally indemnify and hold harmless the Agent, the Arranger, each Bank and each of their Affiliates and their directors, officers, employees, advisors and agents (each, an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same are incurred) any and all losses, claims, damages, liabilities, and expenses (including, without limitation, the reasonable fees and expenses of counsel and the allocated cost of internal counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any matters contemplated by this Agreement, any related transaction or any use made or proposed to be made with the proceeds thereof unless and only to the extent that, as to any Indemnified Party, it shall be determined in a final nonappealable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities or expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. Notwithstanding the foregoing, the Borrowers shall have no obligation to any Indemnified Party in respect of losses, claims, damages, liabilities or expenses arising from (a) disputes between Banks, the Agent and/or the Arranger or (b) disputes between any Borrower and an Indemnified Party, with respect to which such Borrower is the prevailing party unless such losses, claims, damages, liabilities or expenses under this clause (b) arise from the negligence (but not gross negligence or willful misconduct) of such Indemnified Party.

     10.6 Collateral. The Borrowers, or either Borrower, may at their option provide collateral to secure the Obligations in whole or in part in form and with collateral reasonably satisfactory to the Majority Banks. The Banks acknowledge and agree that the Collateral listed on Schedule 10.6 is satisfactory. Any collateral agent shall be deemed included in the definition of "Agent" and have the benefit of Article IX.

     10.7 Payments Set Aside. To the extent that a Borrower makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

     10.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

     10.9 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Borrowers at all times other than during the existence of an Event of Default and the Agent, which consent of the Borrowers shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrowers or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and
(iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

          (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its and the Borrowers', if applicable, consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and
     (ii) the
     assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it and the Borrowers, if applicable, consent to such assignment in accordance with Section 10.9(a)), the Borrowers shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

          (d) Any Bank, with notice to the Borrowers, may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 10.5 as though it were also a Bank hereunder, and not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     10.10 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers and provided to it by the Borrowers or any Subsidiary, or by the Agent on such Borrower's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with any Borrower or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non- confidential basis from a source other than any Borrower, provided that such source is not bound by a confidentiality agreement with any Borrower known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Borrower or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates which shall be bound by the terms of this Section 10.10.

     10.11 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrowers against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.12 Automatic Debits of Fees. With respect to any fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, Bank of America or the Arranger under the Loan Documents, the Borrowers hereby irrevocably authorize Bank of America to debit any deposit account of the applicable Borrower with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Bank of America's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.


     10.13 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     10.14 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     10.15 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.16 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     10.17 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON- EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH

     JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

     10.18 Waiver of Jury Trial. THE BORROWERS, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     10.19 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        THE JOHN NUVEEN COMPANY

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                         Title:
                                               -------------------------------

                                        NUVEEN INVESTMENTS

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                         Title:
                                               -------------------------------

                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                         Title:
                                               -------------------------------


                                        BANK OF AMERICA, N.A., as a Bank

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                         Title:
                                               -------------------------------

                                        CITICORP USA, INC., as Syndication Agent and a Bank

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                         Title:
                                               -------------------------------

                                        THE CHASE MANHATTAN BANK,
                                        as Documentation Agent and a Bank

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                         Title:
                                               -------------------------------

                                        THE BANK OF NEW YORK,
                                        as a Bank

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                         Title:
                                               -------------------------------

                                        BANK ONE, NA (Main Office Chicago),
                                        as a Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                         Title:
                                               -------------------------------

                                  SCHEDULE 1.1

                                  PRICING GRID


                                        Pricing Level I          Pricing Level II         Pricing Level III
Leverage Ratio                           less than 1.00            > or = to 1.00          > or = to 2.00
                                                                   less than 2.00

Applicable Margin                           0.28%                      0.345%                  0.430%
Facility Fee Rate                           0.095%                     0.105%                  0.12%
Utilization Fee Rate                        0.050%                     0.075%                  0.10%


                              Schedule 1.1, Page 1

                                  SCHEDULE 2.1

                                   COMMITMENTS
                              AND PRO RATA SHARES

Bank                               Commitment                    Pro Rata Share
----                               ----------                    --------------

Bank of America, N.A.             $ 37,500,000                         30%
The Chase Manhattan Bank          $ 25,000,000                         20%
The Bank of New York              $ 25,000,000                         20%
Citicorp USA, Inc.                $ 25,000,000                         20%
Bank One, NA                      $ 12,500,000                         10%


                              Schedule 2.1, Page 1

                                  SCHEDULE 5.9

                          SUBSIDIARIES AND INVESTMENTS


                                  SUBSIDIARIES

SUBSIDIARY NAME                              JURISDICTION OF                               % OWNED BY THE JOHN
                                              INCORPORATION                                    NUVEEN COMPANY

1.  Nuveen Investments                       Delaware                                               100%

2.  Nuveen/Flagship Acquisition
Corporation                                  Delaware                                               100%

3.  Nuveen Senior Loan Asset
Management, Inc.                             Delaware                                               100%

4.  Rittenhouse Financial Services, Inc.     Delaware                                                85%

SUBSIDIARY NAME                              JURISDICTION OF                                   % OWNED BY
                                              INCORPORATION                                NUVEEN INVESTMENTS
1.  Nuveen Advisory Corp.                    Delaware                                               100%

2.  Nuveen Institutional Advisory Corp.      Delaware                                               100%

SUBSIDIARY NAME                              JURISDICTION OF                               % OWNED BY NUVEEN/FLAGSHIP
                                              INCORPORATION                                ACQUISITION CORPORATION
1.  Nuveen Asset Management Inc.             Delaware                                               100%

                               OTHER INVESTMENTS

NAME                                                             DESCRIPTION

Institutional Capital Corporation                                Investment of Nuveen Investments in
                                                                 convertible preferred equity security
                                                                 convertible into 20% of common equity.


                              Schedule 5.9, Page 1

                                 SCHEDULE 5.10

                                     ERISA

     The Subsidiary Borrower or other Controlled Group member maintain only the following Single Employer Plan:

     Nuveen Investments Employees' Retirement Plan






                             Schedule 5.10, Page 1

                                 SCHEDULE 10.2

                                LENDING OFFICES,
                             ADDRESSES FOR NOTICES

BANK OF AMERICA, N.A.,
 as Administrative Agent and a Bank

Address for Notices:

231 South LaSalle Street
10th Floor
Chicago, IL   60697
Attention: Constance Perrone
Telephone: (312) 828-4355
Facsimile: (312) 987-0889

Domestic and Offshore Lending Office:

Agency Services
101 North Tryon Street
Charlotte, NC  28255
Attention: Herbert Boyd
Telephone: (704) 388-3225
Facsimile: (704) 409--0002


CITICORP USA, INC.,
as Syndication Agent and a Bank

Address for Notices:

399 Park Avenue
New York, NY   10043
Attention: Pierre Guigui
Telephone: (212) 559-2849
Facsimile: (212)



                             Schedule 10.2, Page 1

Domestic and Offshore Lending Office:

2 Penn Way
Suite 200
New Castle, DE
Attention: Sally Schoenleber
Telephone: (302) 894-6061
Facsimile: (302) 894-6120


THE CHASE MANHATTAN BANK,
 as Documentation Agent and a Bank

Address for Notices:

1 Chase Plaza
21st Floor
New York, NY 10081
Attention: Therese Bechet
Telephone: (212) 552-7785
Facsimile:  (212) 552-1118


Domestic and Offshore Lending Office:

1 Chase Plaza
21st  Floor
New York, NY   10081
Attention: Sushil Patel
Telephone: (212) 552-7522
Facsimile:  (212) 552-7655


THE BANK OF NEW YORK,
as a Bank

Address for Notices:

One Wall Street
19th Floor
New York, NY 10286
Attention: Patrick Miller
Telephone: (212) 635-7607
Facsimile: (212) 635-6348







                             Schedule 10.2, Page 2

Domestic and Offshore Lending Office:

One Wall Street
19th Floor
New York, NY   10286
Attention: Sally Persaud
Telephone: (212) 635-6959
Facsimile: (212) 635-7552


BANK ONE, NA (Main Office Chicago),
 as a Bank

Address for Notices:

153 West 51st Street
New York, NY   10019
Attention: Patricia Yee
Telephone: (212) 373-1194
Facsimile:  (212) 373-1180


Domestic and Offshore Lending Office:

1 Bank One Plaza
16th Floor
IL1-0159
Chicago, IL 60670
Attention: Vicki Kobierski
Telephone: (312) 732-5627
Facsimile:  (312) 732-3537








                             Schedule 10.2, Page 3

                                 SCHEDULE 10.6

     Any personal property pledgeable by any Borrower under Rule 15c 3-1 or Rule 15c 3-3 of the SEC.







                             Schedule 10.6, Page 1

                                   EXHIBIT A

                              NOTICE OF BORROWING

Date:                  , 2000


To: Bank of America, N.A. as Administrative Agent for the Banks parties to the Three Year Revolving Credit Agreement dated as of___________, 2000 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among The John Nuveen Company, Nuveen Investments, certain Banks which are signatories thereto, Bank of America, N.A., as Administrative Agent, Citicorp USA Inc., as Syndication Agent and The Chase Manhattan Bank, as Documentation Agent.

Ladies and Gentlemen:

     The undersigned, [The John Nuveen Company] ([Nuveen Investments]), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Credit Agreement, of the Borrowing specified below:

          1. The Borrower is [The John Nuveen Company], [Nuveen Investments]

          2. The Business Day of the proposed Borrowing is___________, 2000.

          3. The aggregate amount of the proposed Borrowing is $___________.

          4. The Borrowing is to be comprised of $______of [Base Rate] [Federal Funds Rate] [Offshore Rate] Loans.

          [5. The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be _____ months].

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) the representations and warranties of the Borrowers contained in
     Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);



                               Exhibit A, Page 1

          (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

          (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.

                                             [THE JOHN NUVEEN COMPANY]
                                             [NUVEEN INVESTMENTS]

                                             By:
                                                 ------------------------------

                                             Title:
                                                    ---------------------------






                               Exhibit A, Page 2

                                   EXHIBIT B

                       NOTICE OF CONVERSION/CONTINUATION

                                                     Date:________________, 2000

To: Bank of America, N.A., as Administrative Agent for the Banks parties to the Three Year Revolving Credit Agreement dated as of , 2000 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among The John Nuveen Company , Nuveen Investments, certain Banks which are signatories thereto and Bank of America, N.A., as Administrative Agent, Citicorp USA, Inc., as Syndication Agent and The Chase Manhattan Bank, as Documentation Agent

Ladies and Gentlemen:

     The undersigned, [The John Nuveen Company] [Nuveen Investments](the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

          1. The Conversion/Continuation Date is_____________, 2000__.

          2. The aggregate amount of the Loans to be [converted] [continued] is $______________.

          3. The Loans are to be [converted into] [continued as] [Federal Funds Rate] [Offshore Rate] [Base Rate] Loans.

          4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [_____months].


                                                  [THE JOHN NUVEEN COMPANY]
                                                  [NUVEEN INVESTMENTS]


                                                  By:
                                                      -------------------------

                                                  Title:
                                                         ----------------------





                               Exhibit B, Page 1

                                   EXHIBIT C

                             COMPLIANCE CERTIFICATE

                                   Financial Statement Date:______________, 2000


     Reference is made to that certain Three Year Revolving Credit Agreement dated as of ______, 2000 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among The John Nuveen Company, Nuveen Investments, the several financial institutions from time to time parties to this Credit Agreement and Bank of America, N.A., as Administrative Agent for the Banks, Citicorp USA, Inc., as Syndication Agent and The Chase Manhattan Bank, as Documentation Agent. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

     The undersigned hereby certifies as of the date hereof that he/she is the ____________________ of the Parent and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Parent and its Subsidiaries, and that:

     1. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Parent and its Subsidiaries during the accounting period covered by the attached financial statements.

     2. To the best of the undersigned's knowledge, the Borrowers, during such period, have observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Borrowers, and the undersigned has no knowledge of any Default or Event of Default.

     4. The following financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.




                               Exhibit C, Page 1

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as
of         , 2000.



                                        THE JOHN NUVEEN COMPANY

                                        By:
                                            ---------------------------------

                                        Title:
                                               ------------------------------









                               Exhibit C, Page 2

                                   Schedule 1

SECTION 6.13 - SALES OF ASSETS

Asset Dispositions for period from _________ 2000 to date of determination:

     (a)  Permitted asset dispositions:

          10% of consolidated total assets of the Parent and its Subsidiaries as
          of the last day of preceding Fiscal Quarter*                                                   $_____________

     (b)  Actual asset dispositions for such period                                                      $_____________

     *Note: must also demonstrate (to the extent calculable) that total asset dispositions for such period do not involve Property which is responsible for more than 10% of the consolidated net sales or 20% of the Net Income of the Parent and its Subsidiaries for the 12-month period ending as of the last day of the Fiscal Quarter next preceding the date of determination.

SECTION 6 .21.1 - MINIMUM NET WORTH

1.   Required Net Worth:                                                                                 $360,000,000
                                                                                                         ____________
2.   Actual Net Worth:                                                                                   $___________

SECTION 6 .21.2 - LEVERAGE RATIO

1.   Maximum Leverage Ratio:                                                                                2.75 to 1
                                                                                                          ___________
2.   Actual Leverage Ratio:

     (a)  Net Debt of the Parent and its Subsidiaries                                                    $___________

     (c)  Annual Operating Cash Flow (preceding four Fiscal Quarters)                                    $___________

     (c)  Ratio of (a) to (b)                                                                             ___________

SECTION 6.22 - SUBSIDIARY BORROWER NET CAPITAL RATIO

1.   Minimum Net Capital Ratio                                                                                  5.5%
                                                                                                          ___________
2.   Actual Net Capital Ratio

     (a)  Net Capital                                                                                    $___________


     (b)  Aggregate Debit Items                                                                          $___________

     (c)  Ratio of (a) to (b)                                                                             ___________





                               Exhibit C, Page 3

                                  EXHIBIT D-1



                                August 10, 2000




Bank of America, N.A.,
as Administrative Agent
231 South LaSalle Street
Chicago, Illinois 60697

          and


Each of the Financial Institutions
identified on the attached Schedule I

     Re: Three Year Revolving Credit Agreement (the "3 Year Credit Agreement") and 364 Day Revolving Credit Agreement (the "364 Day Credit Agreement"), both dated as of August 10, 2000 (collectively, the "Credit Agreements") and entered into among The John Nuveen Company, a Delaware corporation, ("Nuveen"), Nuveen Investments, a Delaware corporation ("Nuveen Investments"; together with Nuveen, the "Borrowers" or "Borrower"), the banks party thereto (the "Lenders"), Citicorp USA, Inc., as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent and Bank of America, N.A., as
          Administrative Agent.


Ladies and Gentlemen:

     We have acted as special counsel to the Borrowers in connection with the Credit Agreements. This opinion is delivered to you responsive to Section 4.1(d) of the Credit Agreements. Capitalized terms used herein and not otherwise defined have the meanings ascribed in the Credit Agreements. The Credit Agreements and the Notes of the Borrowers delivered in connection therewith are referred to herein as the "Loan Documents".

     We have examined executed counterparts of the Credit Agreements and originals of the Notes, if any. We also have examined originals, or copies certified or otherwise identified to our satisfaction, of such agreements, corporate records, instruments, certificates of public officials and corporate officers and such matters of law as we deemed necessary for purposes of this opinion. We have relied, without independent investigation, upon statements of officers of the Borrowers and the representations and warranties of the Borrowers set forth in the Credit Agreements as to the nature of each Borrower's business, its intended use of the proceeds of Borrowings under the Credit


                              Exhibit D-1, Page 1

Agreements, the existence of any order, writ, judgment, decree, determination or award that is binding upon the Borrowers, and as to pending or threatened actions, suits, proceedings, governmental investigations or arbitrations. For purposes of our opinions in paragraph 1, we have relied exclusively upon certificates issued by a governmental authority in each relevant jurisdiction and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

     We have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed the Loan Documents and all other documents we have reviewed, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We also have assumed that the Credit Agreements have been duly authorized, executed and delivered by each of the parties thereto (other than the Borrowers) and are enforceable against such parties in accordance with their terms. The term "actual knowledge" whenever it is used in this letter with respect to our firm means conscious awareness on the date of this letter of Dewey B. Crawford, Edward J. Tabaczyk and Charles J. Kolin, who are all of the Gardner, Carton & Douglas attorneys who have given substantial attention to this matter on behalf of the Borrowers.

     Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. Each Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware. Nuveen is duly qualified, in good standing and authorized to conduct business as a foreign corporation in the State of Illinois. Nuveen Investments is duly qualified, in good standing and authorized to conduct business as a foreign corporation under the name John Nuveen and Co. Incorporated in Illinois and is in the process of changing its name to Nuveen Investments in accordance with applicable Illinois law.

     2. Each Borrower has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents, to own its assets and to carry on its business as presently conducted.

     3. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party do not (a) violate any law, rule or regulation (including Regulations T, U and X of the Board of Governors of the Federal Reserve System) which, in our experience, is normally applicable both to general business corporations (giving due regard to the regulated business activities of Nuveen Investments and to the unregulated nature of the business activities of Nuveen) and to transactions of the type contemplated by the Loan Documents, or, to our actual knowledge, any order, writ, judgment, decree, determination or award that is presently in effect and binding on such Borrower or (b) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of such Borrower.

     4. Each of the Loan Documents to which it is a party has been duly authorized, executed and delivered by such Borrower and constitutes the valid and binding obligation of such Borrower,




                              Exhibit D-1, Page 2
enforceable against such Borrower in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

     5. No authorization, consent, approval, license, qualification or formal exemption from, or filing, declaration or registration with, any Federal or Illinois State governmental agency or authority is required in connection with the execution or delivery by the Borrowers of the Loan Documents or the borrowings by the Borrowers thereunder.

     6. To our actual knowledge, there is no action, suit, proceeding, governmental investigation or arbitration pending or threatened against the Borrowers before any court or arbitrator, any governmental or administrative body, agency or official, or any self-regulatory organization which (a) challenges the validity, or seeks to enjoin the performance of, any Loan Document or (b) could reasonably be expected to have a Material Adverse Effect.

     7. Neither Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     8. Neither Borrower is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     9. The rates of interest provided in the Credit Agreements do not violate any laws of the State of Illinois relating to interest or usury.

     This opinion is limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     The foregoing opinions are subject to and qualified by the effect of any requirement that the Agent or the Lenders take certain actions or make certain determinations in a commercially reasonable manner and in good faith. Moreover, we express no opinion as to the enforceability of (a) any waiver of the right to a jury trial, (b) any provision requiring the payment of interest on interest,
(c) express or implicit waivers of broad or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law, or (d) indemnity and contribution rights that may be against public policy.

     This opinion speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.

     This opinion is for the benefit of the Agent and the Lenders and their permitted assignees in connection with the transactions contemplated by the Loan Documents and may not be relied




                              Exhibit D-1, Page 3
upon by any other Person or for any other purpose, or delivered to any other Person for any purpose, without our prior written consent.


                                                  Very truly yours,














                              Exhibit D-1, Page 4

                                   SCHEDULE I

Bank of America, N.A.
231 South LaSalle Street
Chicago, Illinois 60697

Citicorp USA, Inc.
399 Park Avenue
New York, New York  10043

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017

The Bank of New York
48 Wall Street
New York, New York  10015

Bank One, NA
Bank One Plaza
Chicago, Illinois  60670








                              Exhibit D-1, Page 5

                                  EXHIBIT D-2

August 10, 2000




Bank of America, N.A.,
    as Administrative Agent
231 South LaSalle Street
Chicago, Illinois  60697


          and


Each of the Financial Institutions
identified on Schedule I hereto

     Re: Three Year Revolving Credit Agreement (the "3 Year Credit Agreement") and 364 Day Revolving Credit Agreement (the "364 Day Credit Agreement"), both dated as of August 10, 2000 (collectively, the "Credit Agreements") and entered into among The John Nuveen Company, a Delaware corporation, ("Nuveen"), Nuveen Investments, a Delaware corporation ("Nuveen Investments"; together with Nuveen, the "Borrowers" or "Borrower"), the banks part y thereto (the "Lenders"), Citicorp USA, Inc., as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent and Bank of America, N.A., as Administrative Agent


Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of each of the Borrowers, and have represented the Borrowers in connection with the Credit Agreements. This opinion is delivered to you responsive to Section 4.1(d) of the Credit Agreements. Capitalized terms used herein and not otherwise defined have the meanings ascribed in the Credit Agreements. The Credit Agreements and the Notes of the Borrowers delivered in connection therewith are referred to herein as the "Loan Documents." The following subsidiaries of Nuveen are hereinafter collectively referred to as the "Subsidiaries," with each referred to as a "Subsidiary": Nuveen Investments; Nuveen/Flagship Acquisition Corporation, a Delaware corporation; Nuveen Senior Loan Asset Management, Inc., a Delaware corporation; Rittenhouse Financial Services, Inc., a Delaware corporation; Nuveen Advisory Corp., a Delaware corporation; Nuveen Institutional Advisory Corp., a Delaware corporation; and Nuveen Asset Management Inc., a Delaware corporation.









                              Exhibit D-2, Page 1

     I have examined executed counterparts of the Credit Agreements and originals of the Notes, if any. I also have examined originals, or copies certified or otherwise identified to my satisfaction, of such agreements, corporate records, instruments, certificates of public officials and corporate officers and such matters of law as I deemed necessary for purposes of this opinion. For purposes of my opinions as to corporate existence, good standing and qualification as a foreign corporation in paragraph 1, I have relied exclusively upon certificates issued by a governmental authority in each relevant jurisdiction and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

     I have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed the Loan Documents and all other documents I have reviewed, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.

     Based upon the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

     1. Each of the Borrowers and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Nuveen is duly qualified, in good standing and authorized to conduct business as a foreign corporation in the jurisdictions specified in the attached
Schedule II. Nuveen Investments is duly qualified, in good standing and authorized to conduct business as a foreign corporation under the name John Nuveen & Co. Incorporated in the jurisdictions specified in the attached
Schedule II and is in the process of changing its name to Nuveen Investments in accordance with applicable corporations law. Nuveen Investments is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the NASD. Each Subsidiary other than Nuveen Investments and Nuveen/Flagship Acquisition Corporation is registered with the SEC as an investment adviser under the Advisers Act.

     2. The execution, delivery and performance by each Borrower of the Loan Documents to which is a party do not (a) violate any law, rule or regulation (including Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to such Borrower or any Subsidiary or any order, writ, judgment, decree, determination or award known to me that is presently in effect and binding on such Borrower or any Subsidiary, (b) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of such Borrower or any Subsidiary, (c) conflict with or result in a breach of, or constitute a default under, or result in or require the creation or imposition of any Lien on any of the properties now owned by such Borrower or any Subsidiary, under any indenture, credit agreement, material lease or other material agreement or instrument to which such Borrower or any Subsidiary is a party or by which they or any or their property is bound.




                              Exhibit D-2, Page 2

     3. No authorization, consent, approval, license, qualification or formal exemption from, or filing, declaration or registration with, any Governmental Authority, self-regulatory organization or securities exchange is required in connection with the execution, delivery or performance by the Borrowers of the Loan Documents.

     4. There is no action, suit, proceeding, governmental investigation or arbitration pending or, to my knowledge, overtly threatened against the Borrowers or any Subsidiary or any of their respective material properties before any court or arbitrator, any governmental or administrative body, agency or official, or any self-regulatory organization which (a) challenges the validity, or seeks to enjoin the performance of, any Loan Document or (b) could reasonably be expected to have a Material Adverse Effect.

     This opinion is limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     This opinion speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of my opinions, or for any other reason.

     This opinion is for the benefit of the Agent, the Lenders and their permitted assignees in connection with the transactions contemplated by the Loan Documents and may not be relied upon by any other Person, other than Gardner, Carton & Douglas, or for any other purpose, or delivered to any other Person for any purpose, without my prior written consent.


                                                  Very truly yours,


                                                  Allen Berkshire
                                                  Senior Vice President
                                                  and General Counsel





                              Exhibit D-2, Page 3

                                   SCHEDULE I

Bank of America, N.A.
231 South LaSalle Street
Chicago, Illinois  60697

Citicorp USA, Inc.
399 Park Avenue
New York, New York  10043

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017

The Bank of New York
48 Wall Street
New York, New York  10015

Bank One, NA
Bank One Plaza
Chicago, Illinois  60670









                              Exhibit D-2, Page 4

                                  SCHEDULE II


                             FOREIGN QUALIFICATIONS

THE JOHN NUVEEN COMPANY                                     NUVEEN/FLAGSHIP ACQUISITION CORPORATION

Illinois                                                    Delaware

JOHN NUVEEN & CO. INCORPORATED                              NUVEEN ADVISORY CORP.

Arizona                                                     Illinois
California
District of Columbia                                        NUVEEN INSTITUTIONAL ADVISORY CORP.
Florida
Georgia                                                     Illinois
Illinois                                                    Missouri
Massachusetts                                               North Dakota
New York
Ohio                                                        NUVEEN ASSET MANAGEMENT INC.
Pennsylvania
Texas                                                       Illinois
Washington                                                  Ohio

                                                            NUVEEN SENIOR LOAN ASSET MANAGEMENT, INC.

                                                            Illinois

                                                            RITTENHOUSE FINANCIAL SERVICES, INC.

                                                            Pennsylvania


                              Exhibit D-2, Page 5

                                   EXHIBIT E

                 [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, 2000__ is made between ______________________________
(the "Assignor") and __________________________ (the "Assignee").



                                    RECITALS

     WHEREAS, the Assignor is party to that certain Three Year Revolving Credit Agreement dated as of _____________, 2000 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among The John Nuveen Company, Nuveen Investments, the several financial institutions from time to time party thereto, and Bank of America , N.A., as Administrative Agent, Citicorp USA, Inc., as Syndication Agent and The Chase Manhattan Bank, as Documentation Agent. Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

     WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Loans") to the Borrowers in an aggregate amount not to exceed $__________ (the "Commitment");

     WHEREAS, [the Assignor has made Loans in the aggregate principal amount of $__________] [no Loans are outstanding under the Credit Agreement]; and

     WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Loans,] in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:





                               Exhibit E, Page 1

     1.   Assignment and Acceptance.

          (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment [and the Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

          [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Loans assigned.]

          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 10.4 and 10.5 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

          (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

     2.   Payments.

          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Loans.



                               Exhibit E, Page 2

          (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.9(a) of the Credit Agreement.

     3.   Reallocation of Payments.

     Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment and Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.   Independent Credit Decision.

     The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   Effective Date; Notices.

          (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 2000 (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

               (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

               (ii) the consent of the Borrowers and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.9(a) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;



                               Exhibit E, Page 3

               (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

               (iv) the processing fee referred to in Section 2(b) hereof and in
Section 10.9(a) of the Credit Agreement shall have been paid to the Agent; and

               (v) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

          (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers and the Agent for acknowledgment by the Agent, a Notice of Assignment [substantially] in the form attached hereto as Schedule 1.

     [6.  Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

          (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.


          (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

     7.   Withholding Tax.

     The Assignee (a) represents and warrants to the Banks, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by any Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers prior to the time that the Agent or any Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN, U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8INY(wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.




                               Exhibit E, Page 4

     8.   Representations and Warranties.

          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of any Borrower, or the performance or observance by any Borrower, of any of their respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

          (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance

                               Exhibit E, Page 5
with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.   Further Assurances.

     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.  Miscellaneous.

          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

          (b) All payments made hereunder shall be made without any set-off or counterclaim.

          (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.



                               Exhibit E, Page 6

          (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

          [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.



                                                       [ASSIGNOR]




                                                 By:
                                                    ----------------------------
                                                 Title:
                                                       -------------------------



                                                 [ASSIGNEE]



                                                  By:
                                                     ---------------------------
                                                  Title:
                                                        ------------------------





                               Exhibit E, Page 7

                                   SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE



                                                           _______________, 19__

Bank of America, N.A.
  as Administrative Agent
[address]

The John Nuveen Company
Nuveen Investments
[address]

Ladies and Gentlemen:

     We refer to the Three Year Revolving Credit Agreement dated as of _________, 2000 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among The John Nuveen Company, Nuveen Investments, the Banks referred to therein and Bank of America, N.A., as Administrative Agent, Citicorp USA, Inc., as Syndication Agent and The Chase Manhattan Bank, as Documentation Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor and all outstanding Loans made by the Assignor) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $ ___________ and the aggregate amount of its outstanding Loans is $_____________.

     2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Borrowers to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

     3. The following administrative details apply to the Assignee:









                               Exhibit E, Page 8

                         (A)  Notice Address:
                              Assignee name:
                                                  ---------------------
                              Address:
                                                  ---------------------

                                                  ---------------------

                                                  ---------------------

                              Attention:
                                                  ---------------------
                              Telephone:
                                                  ---------------------
                              Telecopier:
                                                  ---------------------


                         (B)  Payment Instructions:


                              Account No.:
                                                  ---------------------
                                    At:
                                                  ---------------------

                                                  ---------------------

                                                  ---------------------

                              Reference:
                                                  ---------------------
                              Attention:
                                                  ---------------------


     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.





                               Exhibit E, Page 9

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                        Very truly yours,

                                        [NAME OF ASSIGNOR]

                                        By:
                                           ---------------------------
                                        Title:
                                              ------------------------



                                        [NAME OF ASSIGNEE]


                                        By:
                                           ---------------------------
                                        Title:
                                              ------------------------


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


THE JOHN NUVEEN COMPANY

By:
   ---------------------------
Title:
      ------------------------


NUVEEN INVESTMENTS

By:
   ---------------------------
Title:
      ------------------------






                               Exhibit E, Page 10

BANK OF AMERICA, N.A., as Administrative Agent


By:
    --------------------------------
Its:
     -------------------------------






                               Exhibit E, Page 11

                                   EXHIBIT F

                            FORM OF PROMISSORY NOTE

$__________                                                  _____________, 2000

     FOR VALUE RECEIVED, the undersigned, [THE JOHN NUVEEN COMPANY] [NUVEEN INVESTMENTS] a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _______________ (the "Bank") the principal sum of ______________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower under that certain Three Year Revolving Credit Agreement, dated as of ______________, 2000 (such Three Year Revolving Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among The John Nuveen Company, Nuveen Investments, the Bank, the other banks parties thereto, Bank of America, N.A., as Administrative Agent, Citicorp USA, Inc., as Syndication Agent and The Chase Manhattan Bank, as Documentation Agent on the dates and in the amounts provided in the Credit Agreement. The Borrower further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

     The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Borrower under the Credit Agreement and this Promissory Note (the "Note").

     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.




                               Exhibit F, Page 1

     Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

                                        [THE JOHN NUVEEN COMPANY]
                                        [NUVEEN INVESTMENTS]


                                        By:
                                              ------------------------------
                                        Title:
                                                ----------------------------









                               Exhibit F, Page 2

                                                              Schedule A to Note




                BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS



                            (2)                     (3)
    (1)                 Amount of Base          Amount of Base                (4)
   Date                   Rate Loan           Rate Loan Repaid         Notation Made By

____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________
____________            ____________            ____________            ____________





                               Exhibit F, Page 3

                                                              Schedule B to Note



            OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS

                        (2)                 (3)                (4)
                     Amount of         Maturity Date        Amount of              (5)
  (1)              Offshore Rate        of Offshore       Offshore Rate       Notation Made
  Date                 Loan              Rate Loan         Loan Repaid              By

____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________
____________       _____________       ____________       _____________       _____________




                               Exhibit F, Page 4

                                                              Schedule C to Note




       FEDERAL FUNDS RATE LOANS AND REPAYMENT OF FEDERAL FUNDS RATE LOANS



                                                  (3)
                       (2)                  Amount of Federal
     (1)            Amount of Federal       Funds Rate Loan               (4)
     Date           Funds Rate Loan             Repaid              Notation Made By

_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________
_____________       _________________       _________________       ________________





                               Exhibit F, Page 5

                                   EXHIBIT G


                              ACCESSION AGREEMENT


     This Accession Agreement dated________________, 200_ to the Three year Revolving Credit Agreement (the "Credit Agreement") dated as of _______________________, 2000 among The John Nuveen Company, Nuveen Investments, certain financial institutions, Bank of America, N.A., as the Administrative Agent, Citcorp USA, Inc., as the Syndication Agent, and The Chase Manhattan Bank, as the Documentation Agent.

                              W I T N E S S E T H

     WHEREAS, the Credit Agreement provides for an increase of the aggregate Commitments;

     WHEREAS, [___________________________________] [the "Increasing Banks")]
wish to increase [its] [their] Commitment by $ _____________________________ and [_______________________] [(the "New Banks") wish to extend [a] Commitment[s] of [___________________], causing the aggregate Commitments to equal
$___________________ ;

     NOW, THEREFORE, the Borrowers, the Agent [, the Increasing Banks] and (the New Banks) agree as follows:

     1. All capitalized terms used in this Accession Agreement shall have the meanings set forth in the Credit Agreement unless otherwise defined or the context otherwise requires. 2. The aggregate Commitments are hereby increased to $_______________ .

     3. Schedule 1.1 to the Credit Agreement is hereby amended to state as set forth in the attached Schedule 1.1.

     4. As provided in Section 2.5 of the Credit Agreement, the Borrowers agree to reimburse each Bank for the amount of any loss or expense arising as a result of the effectiveness of this Accession Agreement during an Interest Period and the purchase and sale of portions of Loans upon such effectiveness.

     [5. The New Banks shall be added as Banks party to the Agreement and shall have the duties and rights of Banks therein.]


     6. This Accession Agreement shall be governed by the internal laws of the State of Illinois without regard to the conflicts of law provisions thereof.

     7. As hereby supplemented, the Credit Agreement shall remain in full force and effect.






                               Exhibit G, Page 1

     IN WITNESS WHEREOF, the parties hereto have executed this Accession Agreement this ____ day of_____________________, 200__.


                                   BANK OF AMERICA, N.A.,
                                   as Agent


                                   By:
                                       ------------------------------
                                   Title:
                                         ----------------------------


                                   [Increasing Banks]

                                   [New Banks]


                                   THE JOHN NUVEEN COMPANY


                                   By:
                                       ------------------------------
                                   Title:
                                         ----------------------------


                                   NUVEEN INVESTMENTS


                                   By:
                                       ------------------------------
                                   Title:
                                         ----------------------------






                               Exhibit G, Page 2

                                  Schedule 2.1

                        COMMITMENTS AND PRO RATA SHARES

Bank                               Commitment                    Pro Rata Share
----                               ----------                    --------------














                               Exhibit G, Page 3